                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          THE COLONIAL BANCGROUP, INC.

                                       AND

                               FFLC BANCORP, INC.

                                   DATED AS OF

                                JANUARY 14, 2005




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

                                TABLE OF CONTENTS

CAPTION                                                                                                        PAGE
-------                                                                                                        ----

ARTICLE 1  NAME

         1.1      Name............................................................................................1

ARTICLE 2 -- MERGER -- TERMS AND CONDITIONS

         2.1      Applicable Law..................................................................................1
         2.2      Corporate Existence.............................................................................1
         2.3      Articles of Incorporation and Bylaws............................................................2
         2.4      Resulting Corporation's Officers and Board......................................................2
         2.5      Shareholder Approval............................................................................2
         2.6      Further Acts....................................................................................2
         2.7      Effective Date and Closing......................................................................2
         2.8      Merger of Subsidiary Bank.......................................................................3

ARTICLE 3 -- CONVERSION OF ACQUIRED CORPORATION STOCK

         3.1      Conversion of Acquired Corporation Stock........................................................3
         3.2      Fractional Shares...............................................................................5
         3.3      Adjustments.....................................................................................5
         3.4      BancGroup Stock.................................................................................5
         3.5      Dissenting Rights...............................................................................5
         3.6      Election and Exchange Procedures................................................................5
         3.7      Exchange Procedures.............................................................................6

ARTICLE 4 -- REPRESENTATIONS, WARRANTIES AND
              COVENANTS OF BANCGROUP

         4.1      Organization...................................................................................10
         4.2      Capital Stock..................................................................................10
         4.3      Financial Statements; Taxes....................................................................10
         4.4      No Conflict with Other Instrument..............................................................12
         4.5      Absence of Material Adverse Change.............................................................12
         4.6      Approval of Agreement..........................................................................12
         4.7      Tax Treatment..................................................................................12
         4.8      Title and Related Matters......................................................................12
         4.9      Subsidiaries...................................................................................12
         4.10     Contracts......................................................................................13
         4.11     Litigation.....................................................................................13

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         4.12     Compliance.....................................................................................13
         4.13     Registration Statement.........................................................................13
         4.14     SEC Filings ...................................................................................14
         4.15     Form S-4.......................................................................................14
         4.16     Brokers........................................................................................14
         4.17     Government Authorization.......................................................................14
         4.18     Absence of Regulatory Communications...........................................................14
         4.19     Disclosure.....................................................................................15


ARTICLE 5 -- REPRESENTATIONS, WARRANTIES AND
               COVENANTS OF ACQUIRED CORPORATION

         5.1      Organization...................................................................................15
         5.2      Capital Stock..................................................................................15
         5.3      Subsidiaries...................................................................................16
         5.4      Financial Statements; Taxes....................................................................16
         5.5      Absence of Certain Changes or Events...........................................................17
         5.6      Title and Related Matters......................................................................19
         5.7      Commitments....................................................................................20
         5.8      Charter and Bylaws.............................................................................20
         5.9      Litigation.....................................................................................20
         5.10     Material Contract Defaults.....................................................................20
         5.11     No Conflict with Other Instrument..............................................................21
         5.12     Governmental Authorization.....................................................................21
         5.13     Absence of Regulatory Communications...........................................................21
         5.14     Absence of Material Adverse Change.............................................................21
         5.15     Insurance......................................................................................21
         5.16     Pension and Employee Benefit Plans.............................................................22
         5.17     Buy-Sell Agreements............................................................................22
         5.18     Brokers........................................................................................22
         5.19     Approval of Agreements.........................................................................22
         5.20     Disclosure.....................................................................................22
         5.21     Registration Statement.........................................................................23
         5.22     Loans; Adequacy of Allowance for Loan Losses...................................................23
         5.23     Environmental Matters..........................................................................23
         5.24     Collective Bargaining..........................................................................24
         5.25     Labor Disputes.................................................................................24
         5.26     Derivative Contracts...........................................................................24
         5.27     SEC Filings....................................................................................24


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ARTICLE 6 -- ADDITIONAL COVENANTS

         6.1      Additional Covenants of BancGroup..............................................................24
         6.2      Additional Covenants of Acquired Corporation ..................................................28

ARTICLE 7 -- MUTUAL COVENANTS AND AGREEMENTS

         7.1      Best Efforts; Cooperation......................................................................31
         7.2      Press Release..................................................................................32
         7.3      Mutual Disclosure..............................................................................32
         7.4      Access to Properties and Records...............................................................32
         7.5      Notice of Adverse Changes......................................................................32

ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         8.1      Approval by Shareholders.......................................................................33
         8.2      Regulatory Authority Approval..................................................................33
         8.3      Litigation.....................................................................................33
         8.4      Registration Statement.........................................................................33
         8.5      Tax Opinion....................................................................................34

ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION

         9.1      Representations and Warranties.................................................................34
         9.2      Performance of Obligations of BancGroup........................................................35
         9.3      Closing Certificate............................................................................35
         9.4      Opinion of Counsel.............................................................................35
         9.5      NYSE Listing...................................................................................35
         9.6      Other Matters..................................................................................35
         9.7      Material Events................................................................................35
         9.8      Fairness Opinion...............................................................................36
         9.9      Merger Consideration...........................................................................36


ARTICLE 10 -- CONDITIONS TO OBLIGATIONS OF BANCGROUP

         10.1     Representations and Warranties.................................................................36
         10.2     Performance of Obligations of the Acquired Corporation.........................................36



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         10.3     Closing Certificate............................................................................36
         10.4     Opinion of Counsel.............................................................................37
         10.5     Controlling Shareholders.......................................................................37
         10.6     Other Matters..................................................................................37
         10.7     Dissenters.....................................................................................37
         10.8     Material Events................................................................................37
         10.9     Landlord's Consents............................................................................38

ARTICLE 11 -- TERMINATION OF REPRESENTATIONS
                AND WARRANTIES...................................................................................38

ARTICLE 12 -- NOTICES............................................................................................38

ARTICLE 13 -- AMENDMENT OR TERMINATION

         13.1     Amendment......................................................................................39
         13.2     Termination....................................................................................39
         13.3     Damages .......................................................................................40

ARTICLE 14 -- DEFINITIONS........................................................................................40

ARTICLE 15 -- MISCELLANEOUS

         15.1     Expenses.......................................................................................46
         15.2     Benefit and Assignment.........................................................................46
         15.3     Governing Law..................................................................................47
         15.4     Counterparts...................................................................................47
         15.5     Headings.......................................................................................47
         15.6     Severability...................................................................................47
         15.7     Construction...................................................................................47
         15.8     Return of Information..........................................................................47
         15.9     Equitable Remedies.............................................................................47
         15.10    Attorneys' Fees................................................................................48
         15.11    No Waiver......................................................................................48
         15.12    Remedies Cumulative............................................................................48
         15.13    Entire Contract................................................................................48

         Exhibit A...............................................................................................50
         Exhibit B...............................................................................................55
         Exhibit C...............................................................................................60
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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 14th day of January, 2005, by and between FFLC BANCORP, INC. ("Acquired
Corporation"), a Delaware corporation, and THE COLONIAL BANCGROUP, INC.
("BancGroup"), a Delaware corporation.

                                   WITNESSETH

         WHEREAS, Acquired Corporation operates as a savings and loan holding company for its wholly owned subsidiary, First Federal Savings Bank of Lake
County (referred to herein as the "Bank"), with its principal office in Leesburg, Florida; and

         WHEREAS, BancGroup is a bank holding company with a Subsidiary bank, Colonial Bank, N.A., operating in Alabama, Florida, Georgia, Nevada, Tennessee and Texas; and

         WHEREAS, Acquired Corporation wishes to merge with BancGroup; and

         WHEREAS, it is the intention of BancGroup and Acquired Corporation that such Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

                                    ARTICLE 1
                                      NAME

         1.1      NAME. The name of the  corporation  resulting  from the Merger
                  ----
shall be "The Colonial  BancGroup, Inc."

                                    ARTICLE 2
                         MERGER -- TERMS AND CONDITIONS

         2.1  APPLICABLE LAW. On the Effective Date, Acquired Corporation shall
              --------------
be merged with and into BancGroup (herein referred to as the "Resulting
Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the Delaware General Corporation Law (the "DGCL").
The offices and facilities of Acquired Corporation and of BancGroup shall become the offices and facilities of the Resulting Corporation.

        2.2  CORPORATE EXISTENCE. On the Effective Date, the corporate existence
             -------------------
of Acquired Corporation and of BancGroup shall, as provided in the DGCL, be merged into and continued in the Resulting Corporation, and the Resulting
Corporation shall be deemed to be the same corporation as Acquired Corporation and BancGroup. All rights, franchises and interests of Acquired Corporation and


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BancGroup, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting
Corporation by virtue of the Merger without any deed or other transfer. The
Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Acquired Corporation and BancGroup, respectively, on the Effective Date.

         2.3  ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the
              ------------------------------------
certificate of incorporation and bylaws of the Resulting Corporation shall be the restated certificate of incorporation and bylaws of BancGroup as they exist immediately before the Effective Date.

         2.4  RESULTING CORPORATION'S OFFICERS AND BOARD. The board of directors
              ------------------------------------------
and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of BancGroup as of the
Effective Date.

         2.5  SHAREHOLDER APPROVAL. This Agreement shall be submitted to the
              --------------------
shareholders of Acquired Corporation at the Shareholders' Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of Acquired Corporation as required by applicable Law, and the satisfaction of such other conditions as set forth herein, the Merger shall become effective as soon as practicable thereafter in the manner provided in section 2.7 hereof.

         2.6  FURTHER ACTS. If, at any time after the Effective Date, the
              ------------
Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of Acquired Corporation or BancGroup, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of the Merger and this Agreement, BancGroup and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of
Acquired Corporation or BancGroup, or otherwise, to take any and all such action.

         2.7  EFFECTIVE DATE AND CLOSING. Subject to the terms of all
              --------------------------
requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware (such time being herein called the "Effective Date"). Assuming all other conditions stated in this Agreement have been or will be satisfied as of the Closing, the Closing shall take place at the offices of BancGroup, in Montgomery, Alabama, at 2:00
p.m. on a date specified by BancGroup that shall be as soon as reasonably


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practicable after the later to occur of the Shareholder Meeting or all required regulatory approvals under Section 8.2, or at such other place and time that the Parties may mutually agree.

         2.8  MERGER OF SUBSIDIARY BANK. BancGroup and Acquired Corporation
              -------------------------
anticipate the possibility that on or after the Effective Date, the Bank will merge with and into Colonial Bank, N.A., BancGroup's Subsidiary bank (the "Bank
Merger"). The exact timing and structure of the Bank Merger have not been finalized at this time, and BancGroup in its discretion will determine if such
Bank Merger shall proceed and will finalize such timing and structure at a later date. Acquired Corporation will cooperate with BancGroup in consummating the
Bank Merger, including the calling of any special meetings of the board of directors of the Bank and the filing of any regulatory applications.

                                    ARTICLE 3
                    CONVERSION OF ACQUIRED CORPORATION STOCK

         3.1      CONVERSION OF ACQUIRED CORPORATION STOCK.
                  ----------------------------------------

                  (a) (i) On the Effective Date, and subject to sections
3.1(a)(ii), 3.1(a)(iii), 3.1(a)(iv), 3.3 and 3.5, each share of common stock of Acquired Corporation outstanding and held by Acquired Corporation's shareholders
("Acquired Corporation Stock"), shall be converted into the right to receive shares of BancGroup Common Stock and/or cash (the "Merger Consideration") as specified below. Each outstanding share of Acquired Corporation Stock on the Effective Date shall be converted into the right to receive either (A) 2.0 shares (subject to section 3.3 hereof) of BancGroup Common Stock or (B) $42.00 in cash in accordance with sections 3.1(a)(ii), (iii) and (iv) of this Agreement.

                  (ii) A holder of Acquired Corporation Stock may, prior to the Shareholders Meeting, file a written election form (an "Election Form") with the Acquired Corporation specifying whether such holder (an "Electing Shareholder") prefers to have the Merger Consideration paid to such holder in shares of BancGroup Common Stock only, cash only, or any proportion of cash and whole share of BancGroup Common Stock that such holder desires to receive, subject to the limitation on cash consideration in sections 3.1(a)(iii) and (iv) of this Agreement.

                  (iii) Notwithstanding section 3.1(a)(ii) of this Agreement and notwithstanding any elections made pursuant to the Election Forms, the aggregate amount of cash to be distributed in the Merger (the "Maximum Cash Amount") shall not be more than the amount of 35% of the outstanding Acquired Corporation Stock at the time of the Closing times $42 ($79,501,819 assuming 5,408,287 shares of Acquired Corporation Stock are outstanding at the time of the Closing) even if the aggregate amount of cash elected by stockholders (the "Aggregate Cash
Amount") exceeds the Maximum Cash Amount. If the Aggregate Cash Amount exceeds the Maximum Cash Amount, the Merger Consideration distributable to each holder of Acquired Corporation Stock shall be adjusted by taking the following steps:
(1) determine the amount by which the Aggregate Cash Amount exceeds the Maximum
Cash Amount; (2) reduce the amount of cash that each Electing Shareholder electing cash will receive on a pro rata basis until the Aggregate Cash Amount is equal to the Maximum Cash Amount (the aggregate amount of this reduction shall be referred to as the "Excess Cash Election"); (3) determine the number of


                                       3

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shares of Acquired Corporation Stock that each Acquired Corporation
Shareholder's pro rata portion of the Excess Cash Election represents (which will be the pro rata portion of the Excess Cash Election divided by $42); (4) increase such Electing Shareholder's stock component of such Electing
Shareholder's Merger Consideration by 2.0 shares of BancGroup Common Stock for each share of Acquired Corporation Stock determined in step (3) above.

                  (iv) Elections made shall apply to all shares of record of Acquired Corporation Stock held by a record holder making the election. If an Acquired Corporation shareholder does not submit an Election Form, then such holder will receive BancGroup Common Stock and no cash as his or her Merger
Consideration. For purposes of this section 3.1(a), and in accordance with section 3.6, cash to be paid to holders exercising dissenter's rights of appraisal under section 3.5 hereof shall be included as part of the Merger
Consideration for determining the amount of cash to be paid under section
3.1(a). Interest will not be paid on any cash to be paid as part of the Merger
Consideration.

                  (b)(i) On the Effective Date, BancGroup shall assume all
Acquired Corporation Options outstanding, and each such option shall cease to represent a right to acquire Acquired Corporation common stock and shall, instead, represent the right to acquire BancGroup Common Stock on substantially the same terms applicable to the Acquired Corporation Options except as specified below in this section. The number of shares of BancGroup Common Stock to be issued pursuant to such options shall equal the number of shares of Acquired Corporation common stock subject to such Acquired Corporation Options multiplied by the Option Exchange Ratio (defined below), provided that no fractions of shares of BancGroup Common Stock shall be issued and the number of shares of BancGroup Common Stock to be issued upon the exercise of Acquired
Corporation Options, if a fractional share exists, shall equal the number of whole shares obtained by rounding to the nearest whole number, giving account to such fraction, or by paying for such fraction in cash, based upon a value of $42.00 per share. The exercise price for the acquisition of BancGroup Common
Stock shall be the exercise price for each share of Acquired Corporation common stock subject to such options divided by the Option Exchange Ratio, adjusted appropriately for any rounding to whole shares that may be done. The Option
Exchange Ratio shall be 2.0 shares of BancGroup Common Stock for each share of Acquired Corporation Stock. It is intended that the assumption by BancGroup of the Acquired Corporation Options shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Code as to any stock option which is an "incentive stock option." Schedule 3.1(b) hereto sets forth the names of all persons holding Acquired Corporation Options, the number of shares of Acquired Corporation common stock subject to such options, the exercise price and the expiration date of such options.

                           (ii) BancGroup shall file at its expense a
registration statement with the SEC on Form S-8 or such other appropriate form
(including the Form S-4 to be filed in connection with the Merger) with respect to the shares of BancGroup Common Stock to be issued pursuant to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding. Such shares shall also be registered or qualified for sale under the securities laws of any state in which registration or qualification is necessary.

                  (c) In lieu of the conversion specified in paragraph (b)(i) of
Section 3.1 of this Agreement, no later than five days prior to the Effective
Date, each holder of outstanding Acquired Corporation Options may provide written notice to Acquired Corporation (in form and substance reasonably


                                       4


satisfactory to BancGroup) that he or she wishes to exchange his or her Acquired Corporation Options, as of the Effective Date, and, to receive an amount of cash in exchange therefore. The amount of cash to be received shall be determined by calculating the difference between (i) the number obtained by multiplying the number of shares of Acquired Corporation Stock issuable pursuant to his or her Acquired Corporation Options times $42.00 less (ii) the number obtained by multiplying the number of shares of Acquired Corporation Stock issuable pursuant to his or her Acquired Corporation Options times the exercise price per share (as determined pursuant to the applicable stock option plan and stock option agreement of the Acquired Corporation). In the event that the exercise prices of all Acquired Corporation Options are not the same, the above calculation shall be made for each series of options. The amount of cash paid to Option holders shall not be included in the Maximum Cash Amount. Acquired Corporation shall inform all holders of Acquired Corporation Options of their ability to exchange their options for cash as described in this Section 3.1(c).

         3.2  FRACTIONAL SHARES. No fractional shares of BancGroup Common Stock
              -----------------
shall be issued, and each holder of shares of Acquired Corporation Stock having a fractional interest arising upon the conversion of such shares into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing Acquired Corporation Stock, be paid by BancGroup an amount in cash equal to $42.00 per share.

         3.3  ADJUSTMENTS. In the event that prior to the Effective Date
              -----------
BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the BancGroup Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the Acquired Corporation Stock shall be converted.

         3.4  BANCGROUP STOCK. The shares of Common Stock of BancGroup issued
              ---------------
and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.

         3.5  DISSENTING RIGHTS. Any shareholder of Acquired Corporation who
              -----------------
shall not have voted in favor of this Agreement and who has complied with the applicable procedures set forth in the DGCL, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Acquired Corporation Stock. If after the Effective Date a dissenting shareholder of Acquired Corporation fails to perfect, or effectively withdraws or loses his right to appraisal and payment for his shares of Acquired Corporation Stock, BancGroup shall issue and deliver the consideration to which such holder of shares of Acquired Corporation Stock is entitled under Section 3.1 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Acquired Corporation Stock held by him or her.

         3.6  ELECTION AND EXCHANGE PROCEDURES. Each holder of record of shares
              --------------------------------
of the Acquired Corporation Common Stock (other than Dissenting Shares) ("Holder") shall have the right, subject to the limitations set forth in this
Article 3, to submit an election in accordance with the following procedures:

         (a) Each Holder may specify in a request made in accordance with the provisions of this Section 3.6 (herein called an "Election") (x) the number of shares of Acquired Corporation Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Acquired Corporation Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

         (b) BancGroup shall prepare a form reasonably acceptable to the Acquired Corporation (the "Form of Election") which shall be mailed to the Acquired Corporation's stockholders entitled to vote at the meeting of the stockholders of the Acquired Corporation at which the stockholders of the Acquired Corporation consider and vote on this Agreement (the "Acquired Corporation Stockholders Meeting") so as to permit the Acquired Corporation's stockholders to exercise their right to make an Election prior to the Election Deadline.

         (c) BancGroup shall make the Form of Election initially available at the time that the Proxy Statement (as defined herein) is made available to the stockholders of the Acquired Corporation, to such stockholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any stockholder of the Acquired Corporation who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election be made available less than twenty (20) days prior to the Election Deadline.

         (d) Any Election shall have been made properly only if the Person authorized to receive the Elections and to act as Exchange Agent under this Agreement, which Person shall be designated by BancGroup and not reasonably objected to by the Acquired Corporation (the "Exchange Agent"), pursuant to an agreement entered into prior to Closing and not reasonably objected to by the Acquired Corporation, shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates of the shares of Acquired Corporation Common Stock (the "Company Stock Certificates") to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided, that such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Acquired Corporation Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by BancGroup, in its sole discretion. As used herein, "Election Deadline" means 5:00 p.m. on the date that is the day prior to the date of the Acquired Corporation Stockholder Meeting. The Acquired Corporation and BancGroup shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before and at least five (5) Business Days prior to, the Election Deadline.

         (e) Any Acquired Corporation stockholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed, revised Form of Election. If BancGroup shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Acquired Corporation Common Stock, such Election shall be deemed to be not in effect, and the shares of Acquired Corporation Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

         (f) Any Acquired Corporation stockholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Acquired Corporation Stock Certificate, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by BancGroup or the Acquired Corporation that this Agreement has been terminated in accordance with Article 13.

         (g) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name an Acquired Corporation Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Acquired Corporation Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such Acquired Corporation Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent (or, subsequent to the six month anniversary of the Effective Time, BancGroup) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of BancGroup Common Stock) otherwise payable pursuant to this Agreement to any holder of Acquired Corporation Common Stock such amounts as the Exchange Agent or BancGroup, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or BancGroup, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Acquired Corporation Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or BancGroup, as the case may be.

         (h) BancGroup, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any Acquired Corporation Stockholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by this Article 3, (C) the issuance and delivery of BancGroup Stock Certificates into which shares of Acquired Corporation Common Stock are converted in the Merger and (D) the method of payment of cash for shares of Acquired Corporation Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of BancGroup Common Stock where the holder of the applicable Acquired Corporation Stock Certificate has no right to receive whole shares of BancGroup Common Stock.

         (i) Upon surrender to the Exchange Agent of its Acquired Corporation Stock Certificate or Acquired Corporation Stock Certificates, accompanied by a properly completed Form of Election a Holder of Acquired Corporation Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it) in respect of the shares of Acquired Corporation Common Stock represented by its Acquired Corporation Stock Certificate. Until so surrendered, each such Acquired Corporation Stock Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration and any cash in lieu of fractional shares of BancGroup Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.1 and any dividends or distributions to which such holder is entitled under this Agreement.

         3.7   EXCHANGE PROCEDURES.
               -------------------

         (a)   Exchange Agent. Prior to the Effective Time, BancGroup shall
               --------------
appoint an exchange agent (the "Exchange Agent") for the purpose of exchanging certificates (other than Dissenting Shares) which immediately prior to the Effective Time evidenced shares of Acquired Corporation Common Stock (the "Acquired Corporation Certificates") for the Merger Consideration.

         (b)  Exchange Fund. BancGroup or the Resulting Corporation, as the case
              -------------
may be, agrees to make available to the Exchange Agent from time to time as needed, certificates representing the BancGroup Common Stock, cash sufficient to pay the Cash Consideration, cash in lieu of fractional shares and any dividends and other distributions. Any cash and certificates of BancGroup Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

         (c)  Exchange Procedures. Within five (5) Business Days after the
              -------------------
Effective Time, the Resulting Corporation shall cause the Exchange Agent to mail to each holder of an Acquired Corporation Certificate: (i) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Acquired Corporation Certificates shall pass only upon delivery of the Acquired Corporation Certificates to the Exchange Agent and which Letter of Transmittal shall be in customary form and have such other provisions as BancGroup or the Resulting Corporation, as the case may be, may reasonably specify and (ii) instructions for effecting the surrender of such Acquired Corporation Certificates in exchange for the Merger Consideration. Upon surrender of an Acquired Corporation Certificate to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Acquired Corporation Certificate shall be entitled to receive in exchange therefor (i) one or more shares of BancGroup Common Stock (which may be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to this Agreement and (ii) a check for any cash portion of the Merger Consideration and for the cash that such holder has the right to receive pursuant to this Agreement, including cash in lieu of any fractional shares of BancGroup Common Stock and dividends and other distributions required or permitted by this Agreement. No interest will be paid or will accrue on any cash payable for the cash portion of the Merger Consideration. In the event of a transfer of ownership of Acquired Corporation Common Stock which is not registered in the transfer records of Acquired Corporation, one or more shares of BancGroup Common Stock evidencing, in the aggregate, the proper number of shares of BancGroup Common Stock and a check for the cash portion of the Merger Consideration, the cash in lieu of any fractional shares of BancGroup Common Stock and any dividends or other distributions to which such holder is entitled pursuant to this Agreement, may be issued with respect to such Acquired Corporation Common Stock to such a transferee if the Acquired Corporation Certificate representing such shares of Acquired Corporation Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (d)  No Further Ownership Rights in Acquired Corporation Common Stock.
              ----------------------------------------------------------------
All shares of BancGroup Common Stock issued and cash paid upon conversion of shares of Acquired Corporation Common Stock in accordance with the terms of this
Article 3 (including any cash paid pursuant to this Agreement) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Acquired Corporation Common Stock. Until surrendered as contemplated by this Section 3.7, each Acquired Corporation Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (and any cash to be paid pursuant to this Agreement).

         (e)  Termination of Exchange Fund. Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the holders of the Acquired Corporation Certificate six months after the Effective Time shall be delivered to the Resulting Corporation and any holders of the Acquired Corporation Certificates who have not theretofore complied with this Section 3.7 shall thereafter look only to the Resulting Corporation for the Merger Consideration with respect to the shares of Acquired Corporation Common Stock formerly represented thereby to which such holders are entitled pursuant to this Agreement, any cash in lieu of fractional shares of BancGroup Common Stock to which such holders are entitled pursuant to this Agreement and any dividends or distributions with respect to shares of BancGroup Common Stock to which such holders are entitled pursuant to this Agreement.

         (f)  No Liability. Neither BancGroup, Acquired Corporation, the
              ------------
Resulting Corporation nor the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g)  Lost Certificates. If any Acquired Corporation Certificate shall
              -----------------
have been lost, stolen, destroyed, upon the making of an affidavit of that fact by the Person claiming such Acquired Corporation Certificate to be lost, stolen, or destroyed and, if required by the Resulting Corporation that posting by such Person of a bond in such reasonable amount as the Resulting Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Acquired Corporation Certificate the applicable Merger Consideration with respect to the shares of Acquired Corporation Common Stock formerly represented thereby, any cash in lieu of fractional shares of BancGroup Common Stock, and unpaid dividends and distributions on shares of BancGroup Common Stock deliverable in respect thereof, in each case, pursuant to this Agreement.

         (h)  Stock Transfer Books. The stock transfer books of the Acquired
              --------------------
Corporation shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Acquired Corporation Common Stock thereafter on the records of Acquired Corporation. On or after the Effective Time, any Acquired Corporation Certificates presented to the Exchange Agent or the Resulting Corporation for any reason shall be converted into the Merger Consideration with respect to the shares of Acquired Corporation Common Stock formerly represented thereby, any cash in lieu of fractional shares of BancGroup Common Stock to which the holders thereof are entitled pursuant to this Agreement and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.


                                    ARTICLE 4
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP

          BancGroup represents, warrants and covenants to and with Acquired Corporation as follows:

         4.1  ORGANIZATION. BancGroup is a corporation duly organized, validly
              ------------
existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect. BancGroup is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

         4.2      CAPITAL STOCK.
                  -------------

                  (a) The authorized capital stock of BancGroup consists of (i) 200,000,000 shares of Common Stock, $2.50 par value per share, of which as of September 30, 2004, 133,617,232 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights (not counting additional shares subject to issue pursuant to stock option and other plans and convertible debentures), and (ii) 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of BancGroup Common Stock to be issued in the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable, will have been registered under the 1933 Act, and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based upon information provided by Acquired Corporation.

                  (b) The authorized capital stock of each Subsidiary of BancGroup is validly issued and outstanding, fully paid and nonassessable, and each Significant Subsidiary (as defined in Section 1-02 of Regulation S-X under the Securities Act of 1933, as amended) is wholly owned, directly or indirectly, by BancGroup.

         4.3      FINANCIAL  STATEMENTS;  TAXES. (a) BancGroup has delivered to
                  -----------------------------
Acquired  Corporation copies of the following financial statements of BancGroup:

                           (i) Consolidated balance sheets as of December 31,
2002, December 31, 2003, and September 30, 2004;

                           (ii) Consolidated statements of operations for each
of the three years ended December 31, 2001, 2002 and 2003, and for the nine months ended September 30, 2004;

                           (iii) Consolidated statements of cash flows for each
of the three years ended December 31, 2001, 2002 and 2003, and for the nine months ended September 30, 2004; and

                           (iv) Consolidated statements of changes in
shareholders' equity for the three years ended December 31, 2001, 2002 and 2003, and for the nine months ended September 30, 2004.

All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated unless otherwise stated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), BancGroup did not have, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, cash flows and changes in shareholders' equity present fairly the results of operations and changes in financial position of BancGroup and its Subsidiaries for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of BancGroup for the nine months ended September 30, 2004, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) All Tax returns required to be filed by or on behalf of BancGroup have been timely filed (or requests for extensions therefore have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at such dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup. BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).

         4.4  NO CONFLICT WITH OTHER INSTRUMENT. The consummation of the
              ---------------------------------
transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, regulation, judgment or decree binding on them or any of their Assets.

         4.5  ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the most
              ----------------------------------
recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.

         4.6  APPROVAL OF AGREEMENT. The board of directors of BancGroup, or its
              ---------------------
Executive Committee, has approved this Agreement and the transactions contemplated by it and has authorized the execution and delivery by BancGroup of this Agreement. This Agreement constitutes the legal, valid and binding obligation of BancGroup, enforceable against it in accordance with its terms. Approval of this Agreement by the stockholders of BancGroup is not required by applicable Law. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. BancGroup has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by section 8.2 will not be granted without the imposition of material conditions or material delays.

         4.7  TAX TREATMENT. BancGroup has no present plan to sell or otherwise
              -------------
dispose of any of the Assets of Acquired Corporation, subsequent to the Merger, and BancGroup intends to continue the historic business of Acquired Corporation.

         4.8  TITLE AND RELATED MATTERS. BancGroup has good and marketable title
              -------------------------
to all the properties, interests in properties and Assets, real and personal, that are material to the business of BancGroup, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.

         4.9  SUBSIDIARIES. Each Subsidiary of BancGroup has been duly
              ------------
incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as one enterprise; BancGroup's banking subsidiary has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted businesses of registered bank holding companies that are financial holding companies.

         4.10  CONTRACTS. Neither BancGroup nor any of its Subsidiaries is in
               ---------
violation of its respective certificate of incorporation or bylaws or in Default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound except where such violation could not be reasonably expected to have a Material Adverse Effect on BancGroup.

         4.11  LITIGATION. Except as disclosed in or reserved for in BancGroup's
               ----------
financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the Knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect or delay the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup nor any of its Subsidiaries have any contingent obligations which could be considered material to BancGroup and its Subsidiaries considered as one enterprise which are not disclosed in the Registration Statement as it may be amended or supplemented.

         4.12  COMPLIANCE. BancGroup and its Subsidiaries, in the conduct of
               ----------
their businesses, are to the Knowledge of BancGroup, in compliance with all federal, state or local Laws applicable to the conduct of their businesses except where non-compliance could not be reasonably expected to have a Material Adverse Effect on BancGroup.

         4.13  REGISTRATION STATEMENT. At the time the Registration Statement
               ----------------------
becomes effective and at the time of the Shareholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by Acquired Corporation or any of its representatives expressly for use in the Proxy Statement or information included in the Proxy Statement regarding the business of Acquired Corporation, its operations, Assets and capital.

         4.14 SEC FILINGS. (a) BancGroup has heretofore delivered to Acquired
              -----------
Corporation copies of BancGroup's: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (ii) 2003 Annual Report to Shareholders; (iii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and (iv) any reports on Form 8-K, filed by BancGroup with the SEC since September 30, 2004. Since December 31, 2002, BancGroup has timely filed all reports and registration statements and the documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The documents to be incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective or at the time of the Shareholders' Meeting.

         4.15  FORM S-4. The conditions for use of a registration statement on
               --------
SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.

         4.16  BROKERS. Except for negotiations with Keefe, Bruyette & Woods,
               -------
Inc. as referenced in Section 5.18 of this Agreement, all negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by BancGroup directly with Acquired Corporation and without the intervention of any other person, either as a result of any act of BancGroup or otherwise in such manner as to give rights to any valid claim against BancGroup for finders fees, brokerage commissions or other like payments.

         4.17  GOVERNMENT AUTHORIZATION. BancGroup and its Subsidiaries have all
               ------------------------
Permits that are or will be legally required to enable BancGroup or any of its Subsidiaries to conduct their businesses in all material respects as now conducted by each of them.

         4.18 ABSENCE OF REGULATORY COMMUNICATIONS. Neither BancGroup nor any of
              ------------------------------------
its Subsidiaries is subject to, or has received during the past three (3) years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

         4.19  DISCLOSURE. No representation or warranty, or any statement or
               ----------
certificate furnished or to be furnished to Acquired Corporation by BancGroup, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.


                                    ARTICLE 5
        REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIRED CORPORATION

         Except as set forth in a disclosure schedule delivered by the Acquired Corporation to BancGroup (the "Acquired Corporation Disclosure Schedule") prior to the date hereof (which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties set forth below or its covenants in Articles 6 and 7, provided, that
(i) no such item is required to be set forth in the Acquired Corporation Disclosure Schedule as an exception to any representation or warranty of the Acquired Corporation if its absence (in combination with any other undisclosed information) would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 9.1 and (ii) the mere inclusion of an item in the Acquired Corporation Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Acquired Corporation that such item represents a material exception or fact, event or circumstance or that such item is or would be reasonably likely to result in a Material Adverse Effect with respect to the Acquired Corporation.

         Acquired Corporation represents, warrants and covenants to and with BancGroup, as follows:

         5.1  ORGANIZATION. Acquired Corporation is a Delaware corporation, and
              ------------
the Bank is a federally chartered savings and loan association. Each Acquired Corporation Company is duly organized, validly existing and in active status under the respective Laws of its jurisdiction of incorporation or association and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification and in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect.

         5.2  CAPITAL STOCK. As of the date of this Agreement, the authorized
              -------------
capital stock of Acquired Corporation consisted of 10,000,000 shares of common stock, $0.01 par value per share, 5,408,287 shares of which are issued and outstanding. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Acquired Corporation has 199,891 shares of its common stock subject to issuance pursuant to the exercise of stock options under its stock option plans. Except for the foregoing, Acquired Corporation does not have any other arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock, including the grant or issuance of Acquired Corporation Options.

         5.3 SUBSIDIARIES. Acquired Corporation has no direct Subsidiaries other
             ------------
than the Bank and FFLC Statutory Trust I (the "Trust"), and there are no Subsidiaries of the Bank other than Lake County Service Corporation ("LCSC"). Acquired Corporation owns all of the issued and outstanding capital stock of the Bank free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of each Acquired Corporation Company have been validly issued and are fully paid and non-assessable. As of the date of this Agreement, there were (i)with respect to the Bank, 10,000,000 shares of common stock, par value $1.00 per share, authorized and 1,000 shares outstanding and 1,000,000 shares of preferred stock, par value $1.00 per share authorized, none of which is outstanding, (ii) with respect to the Trust, 155 shares of common stock, par value $1,000 per share, authorized and 155 shares outstanding, (iii) with respect to LCSC 6,500 shares of common stock, par value $1.00 per share, authorized and 6,500 shares outstanding, all of which are wholly owned by Acquired Corporation (or the Bank in the case of LCSC). Other than as listed above, no Acquired Corporation Company has any other form of stock authorized or outstanding. The Bank has no arrangements or commitments obligating it to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock.

         5.4 FINANCIAL STATEMENTS; TAXES (a) Acquired Corporation has delivered
             ---------------------------
to BancGroup copies of the following financial statements of Acquired
Corporation:

                           (i) Consolidated balance sheets as of December 31,
2002, December 31, 2003 and September 30, 2004;

                           (ii) Consolidated statements of income for each of
the three years ended December 31, 2001, 2002 and 2003, and for the nine months ended September 30, 2004;

                           (iii) Consolidated statements of cash flows for each
of the three years ended December 31, 2001, 2002, and 2003, and for the nine months ended September 30, 2004; and

                           (iv) Consolidated statements of changes in
shareholders' equity for the three years ended December 31, 2001, 2002 and 2003, and for the nine months ended September 30, 2004.

         All of the foregoing financial statements are in all material respects in accordance with the books and records of Acquired Corporation and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of Acquired Corporation. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Acquired Corporation did not have, as of the date of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The statements of income, shareholders' equity and cash flows present fairly the results of operation, changes in shareholders' equity and cash flows of Acquired Corporation for the periods indicated. The foregoing representations, insofar as they relate to the unaudited interim financial statements of Acquired Corporation for the nine months ended September 30, 2004, are subject in all cases to normal recurring year-end adjustments and the omission of footnote disclosure.

                  (b) Except as set forth on Schedule 5.4(b), all Tax returns required to be filed by or on behalf of Acquired Corporation have been timely filed (or requests for extensions therefore have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on these returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of Acquired Corporation, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of Acquired Corporation accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which Acquired Corporation may at such dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of Acquired Corporation, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort has been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of Acquired Corporation. Acquired Corporation has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                  (c) Each Acquired Corporation Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each Acquired Corporation Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.

         5.5      ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth on
                  -------------------------------------
Schedule  5.5,  since the date of the most recent balance sheet provided under section 5.4(a)(i) above, no Acquired Corporation Company has

                  (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares of common stock issued upon the exercise of existing Acquired Corporation Options and shares issued as director's qualifying shares;

                  (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations (including purchase of federal funds) and Liabilities incurred in the ordinary course of business and consistent with past practice;

                  (c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;

                  (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, directly or indirectly, or otherwise acquire, any of its outstanding securities; provided, however, that Acquired Corporation may continue to make quarterly cash
--------
dividends of no more than $0.14 per share and at times consistent with past practices and as set forth on Schedule 5.5(d) to this Agreement;

                  (e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, or canceled, or agreed to cancel, any debts or claims;

                  (f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, or requiring the consent of any party to the transfer and assignment of any of its Assets;

                  (g) suffered any Losses or waived any rights of value which in either event in the aggregate are material considering its business as a whole;

                  (h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

                  (i) except in accordance with normal and usual practice, made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                  (j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

                  (k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;

                  (l) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations;

                  (m) entered into any other material transaction other than in the ordinary course of business; or

                  (n) agreed in writing, or otherwise, to take any action described in clauses (a) through (m) above.

         Between the date hereof and the Effective Date, no Acquired Corporation Company, without the express written approval of BancGroup, will do any of the things listed in clauses (a) through (n) of this section 5.5 except as permitted therein or as contemplated in this Agreement, and no Acquired Corporation Company will enter into or amend any material Contract, other than Loans or renewals thereof entered into in the ordinary course of business, without the express written consent of BancGroup.

         5.6      TITLE AND RELATED MATTERS.
                  -------------------------

                  (a) Title. Each Acquired Corporation Company has good and
                      -----
marketable title to all the properties, interest in properties and Assets, real and personal, that are material to the business of such Acquired Corporation Company, reflected in the most recent balance sheet referred to in section 5.4(a)(i), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of Acquired Corporation, the material structures and equipment of each Acquired Corporation Company comply in all material respects with the requirements of all applicable Laws.

                  (b) Leases. Schedule 5.6(b) sets forth a list and description
                      ------
of all real and personal property owned or leased by any Acquired Corporation Company, either as lessor or lessee. Complete and accurate copies of all such leases have been attached to a Schedule to this Agreement.

                  (c) Personal Property. Schedule 5.6(c) sets forth a
                      -----------------
depreciation schedule of each Acquired Corporation Company's fixed Assets as of September 30, 2004.

                  (d) Computer Hardware and Software. Schedule 5.6(d) contains a
                      ------------------------------
description of all agreements relating to data processing computer software and hardware now being used in the business operations of any Acquired Corporation Company. Acquired Corporation is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any Acquired Corporation Company. Complete and accurate copies of all Contracts, plans and other items so listed have been attached to a Schedule to this Agreement.

         5.7 COMMITMENTS. Except as set forth in Schedule 5.7, no Acquired
             -----------
Corporation Company is a party to any oral or written (i) Contract for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement,
(iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar material Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, (viii) any contract that is not terminable within ninety (90) days or (ix) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any Acquired Corporation Company. Complete and accurate copies of all Contracts, plans and other items so listed have been attached to a Schedule to this Agreement.

         5.8  CHARTER AND BYLAWS. Schedule 5.8 contains true and correct copies
              ------------------
of the articles of incorporation and bylaws of each Acquired Corporation Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

         5.9  LITIGATION. Other than as set forth on Schedule 5.9, there is no
              ----------
Litigation (whether or not purportedly on behalf of Acquired Corporation) pending or, to the Knowledge of Acquired Corporation, threatened against or affecting any Acquired Corporation Company (nor does Acquired Corporation have Knowledge of any facts which are likely to give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on Acquired Corporation, and no Acquired Corporation Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on Acquired Corporation. To the Knowledge of Acquired Corporation, each Acquired Corporation Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, of any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect on Acquired Corporation.

         5.10  MATERIAL CONTRACT DEFAULTS. Except as disclosed on Schedule 5.10,
               --------------------------
no Acquired Corporation Company is in Default in any material respect under the terms of any material Contract, agreement, lease or other commitment which is or may be material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of Acquired Corporation, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such material Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.

         5.11  NO CONFLICT WITH OTHER INSTRUMENT. Except as disclosed on
               ---------------------------------
Schedule 5.11, the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any material Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which any Acquired Corporation Company is a party and will not conflict with any provision of the charter or bylaws of any Acquired Corporation Company.

         5.12  GOVERNMENTAL AUTHORIZATION. Each Acquired Corporation Company has
               --------------------------
all Permits that, to the Knowledge of Acquired Corporation, are or will be legally required to enable any Acquired Corporation Company to conduct its business in all material respects as now conducted by each Acquired Corporation Company.

         5.13  ABSENCE OF REGULATORY COMMUNICATIONS. Except as provided in
               ------------------------------------
Schedule 5.13, no Acquired Corporation Company is subject to, nor has any Acquired Corporation Company received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company.

         5.14  ABSENCE OF MATERIAL ADVERSE CHANGE. To the Knowledge of Acquired
               ----------------------------------
Corporation, since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Acquired Corporation Company.

         5.15  INSURANCE. Each Acquired Corporation Company has in effect
               ---------
insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of Acquired Corporation reasonably believes to be adequate for the type of business conducted by such company. No Acquired Corporation Company is liable for any material retroactive premium adjustment. To the Knowledge of Acquired Corporation, all insurance policies and bonds are valid, enforceable and in full force and effect, and no Acquired Corporation Company has received any notice of any material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no Acquired Corporation Company has been refused any insurance coverage which it has sought or applied for, and nothing has come to its attention which would lead it to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. To the Knowledge of Acquired Corporation, all policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each Acquired Corporation Company at all times from the date hereof to the Effective Date.

         5.16     PENSION AND EMPLOYEE BENEFIT PLANS.
                  ----------------------------------

                  (a) To the Knowledge of Acquired Corporation, all employee benefit plans of each Acquired Corporation Company have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. Except as set forth in Schedule 5.16, no Acquired Corporation Company sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the
Section 401K plan of Acquired Corporation that is intended to qualify under section 401 of the Code, nor do any unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of Acquired Corporation, no employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of any Acquired Corporation Company.

                  (b) To the Knowledge of Acquired Corporation, no amounts payable to any employee of any Acquired Corporation Company will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

         5.17  BUY-SELL AGREEMENTS. To the Knowledge of Acquired Corporation,
               -------------------
there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of Acquired Corporation, any similar agreement or any voting agreement or voting trust in respect of any such shares.

         5.18  BROKERS. Except for services provided to Acquired Corporation by
               -------
Keefe, Bruyette & Woods, Inc., all negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by Acquired Corporation directly with BancGroup and without the intervention of any other person, either as a result of any act of Acquired Corporation, or otherwise, in such manner as to give rise to any valid claim against Acquired Corporation for a finder's fee, brokerage commission or other like payment. The general terms and the exact fee which will be paid to Keefe, Bruyette & Woods, Inc. by Acquired Corporation at or prior to the Effective Time is described in Schedule 5.18.

         5.19  APPROVAL OF AGREEMENTS. The board of directors of Acquired
               ----------------------
Corporation has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by Acquired Corporation of this Agreement. Subject to the matters referred to in Section 8.2, Acquired Corporation has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of Acquired Corporation in accordance with this Agreement, Acquired Corporation shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement.

         5.20  DISCLOSURE. No representation or warranty, nor any statement or
               ----------
certificate furnished or to be furnished to BancGroup by Acquired Corporation, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

         5.21  REGISTRATION STATEMENT. At the time the Registration Statement
               ----------------------
becomes effective and at the time of the Shareholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of Acquired Corporation, its Assets, properties, operations, and capital stock or to information furnished in writing by Acquired Corporation or its representatives expressly for inclusion in the Proxy Statement.

         5.22  LOANS; ADEQUACY OF ALLOWANCE FOR LOAN LOSSES. All reserves for
               --------------------------------------------
loan losses shown on the most recent financial statements furnished by Acquired Corporation have been calculated in accordance with prudent and customary banking practices and are reasonably adequate in all material respects to reflect the risk inherent in the loans of Acquired Corporation. Acquired Corporation has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. To the Knowledge of Acquired Corporation, each loan reflected as an Asset on the financial statements of Acquired Corporation is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles and complies in all material respects with all Laws to which it is subject. Acquired Corporation does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 5.22, Acquired Corporation has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         5.23  ENVIRONMENTAL MATTERS. Except as provided in Schedule 5.23, to
               ---------------------
the Knowledge of Acquired Corporation, each Acquired Corporation Company is in material compliance with all Laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the "Environmental Laws"), and Acquired Corporation has no Knowledge that any Acquired Corporation Company has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to any Acquired Corporation Company. To the Knowledge of Acquired Corporation, there is no Litigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. Except as disclosed on Schedule 5.23, to the Knowledge of Acquired Corporation, with respect to Assets of any Acquired Corporation Company, including any Loan Property, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) no owned or leased property is contaminated with or contains any hazardous substance or waste; and (iii) there are no underground storage tanks on any premises owned or leased by any Acquired Corporation Company. Moreover, to the Knowledge of Acquired Corporation, no Acquired Corporation Company has extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permits which are required under any Environmental Law which has not been obtained.

         5.24  COLLECTIVE BARGAINING. There are no labor contracts, collective
               ---------------------
bargaining agreements, letters of undertakings or other arrangements, formal or informal, between any Acquired Corporation Company and any union or labor organization covering any Acquired Corporation Company's employees and none of said employees are represented by any union or labor organization.

         5.25  LABOR DISPUTES. To the Knowledge of Acquired Corporation, each
               --------------
Acquired Corporation Company is in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. No Acquired Corporation Company is or has been engaged in any unfair labor practice, and, to the Knowledge of Acquired Corporation, no unfair labor practice complaint against any Acquired Corporation Company is pending before the National Labor Relations Board. There have not been, nor to the Knowledge of Acquired Corporation, are there presently, any attempts to organize employees, nor to the Knowledge of Acquired Corporation, are there plans for any such attempts.

         5.26  DERIVATIVE CONTRACTS. No Acquired Corporation Company is a party
               --------------------
to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in Acquired Corporation's financial statements delivered under Section 5.4 hereof which is a financial derivative contract (including various combinations thereof).

         5.27  SEC FILINGS. Since December 31, 2002, Acquired Corporation has
               -----------
timely filed all reports and registration statements and the documents required to be filed with the SEC under the rules and regulations of the SEC and all such reports and registration statements or other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002. As of the respective filing and effective dates, none of such reports or registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 6
                              ADDITIONAL COVENANTS

         6.1   ADDITIONAL COVENANTS OF BANCGROUP.  BancGroup covenants to and
               ---------------------------------
with Acquired Corporation as follows:

                  (a)  Registration Statement and Other Filings. As soon as
                       ----------------------------------------
reasonably practicable after the execution of this Agreement, BancGroup shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to Acquired Corporation and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use commercially reasonable efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and take any action required to be taken under other applicable securities Laws in connection with the issuance of the shares of BancGroup Common Stock upon consummation of the Merger. Copies of all such filings shall be furnished in advance to Acquired Corporation and its counsel.

                  (b)  Blue Sky Permits. BancGroup shall use its best efforts to
                       ----------------
obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (c) Financial Statements. BancGroup shall furnish to Acquired
                      --------------------
Corporation:

                           (i) As soon as practicable and in any event within
forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                           (ii) Promptly upon receipt thereof, copies of all
audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;

                           (iii) As soon as practicable, copies of all such
financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and

                           (iv) With reasonable promptness, such additional
financial data as Acquired Corporation may reasonably request.

                  (d)  No Control of Acquired Corporation by BancGroup.
                       -----------------------------------------------
Notwithstanding any other provision hereof, until the Effective Date, the authority to operate the Acquired Corporation and the Bank and establish and implement the business policies of Acquired Corporation and the Bank shall continue to reside solely in Acquired Corporation's and Bank's officers and boards of directors.

                  (e)  Listing. Prior to the Effective Date, BancGroup shall use
                       -------
its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.

                  (f)  Employee Benefit Matters. (i) On the Effective Date, all
                       ------------------------
employees of any Acquired Corporation Company shall, at BancGroup's option, either become employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with Colonial Bank, N.A.'s severance policy as of the date of this Agreement. All employees of any Acquired Corporation Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable Law, to participate in all benefit plans of Colonial Bank, N.A., including retirement plans, to the same extent as Colonial Bank, N.A. employees, except as stated otherwise in this section. Employees of any Acquired Corporation Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be allowed to participate as of the Effective Date in the medical and dental benefits plan of Colonial Bank, N.A. as new employees of Colonial Bank, N.A., and the time of employment of such employees who are employed at least 30 hours per week with any Acquired Corporation Company as of the Effective Date shall be counted as employment under such dental and medical plans of Colonial Bank, N.A. for purposes of calculating any 30 day waiting period and pre-existing condition limitations. Except with respect to BancGroup's retirement plan, to the extent permitted by applicable Law, the period of service with the appropriate Acquired Corporation Company of all employees who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized for vesting and eligibility. With regard to BancGroup's retirement plan, such employee shall be treated as if hired by Colonial Bank, N.A. as of the Effective Time. In addition, if the Effective Date falls within an annual period of coverage under the medical plan of the Resulting Corporation and its Subsidiaries, each such Acquired Corporation Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefit plans of the Acquired Corporation Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that group health plan of the Resulting Corporation and its Subsidiaries; (ii) for a period of six months following the Effective Time, BancGroup shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with BancGroup's employment policies and practices, shall assist each employee in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with BancGroup or any of its Subsidiaries for which BancGroup reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decisions to offer employment to any such person shall be made in the sole discretion of BancGroup.

                  (g) BancGroup will take no action that would prevent or impede the merger from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Code.

                  (h)  Indemnification. (i) Subject to the conditions set forth
                       ---------------
in the succeeding paragraphs, for a period of six years after the Effective Date BancGroup shall, and shall cause Colonial Bank, N.A. to, indemnify, defend and hold harmless each director and officer from the Acquired Corporation (each being an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring upon or prior to the Effective Date (including without limitation the transactions contemplated by this Agreement) to the extent required under the articles of incorporation and bylaws of Acquired Corporation and the DGCL and other applicable Laws, and subject to the limitations contained in 12 USC ss.1828(K) and 12 CFR Part 359 of the FDIC's regulations.

                           (ii) BancGroup shall use commercially reasonable
efforts to cause individuals serving as directors and officers of the Acquired Corporation on the Closing Date to be covered for at least three years from the Closing Date by the directors' and officers' liability insurance policy maintained by the Acquired Corporation immediately prior to the Closing Date with respect to acts or omissions occurring prior to the Closing Date that were committed by such officers and directors as such.

                           (iii) Any Indemnified Party wishing to claim
indemnification under this subsection (h), upon learning of any such Liability or Litigation, shall promptly notify BancGroup thereof. In the event of any such Litigation (whether arising before or after the Effective Date) (A) BancGroup or Colonial Bank, N.A. shall have the right to assume the defense thereof with counsel reasonably acceptable to such Indemnified Party and, upon assumption of such defense, BancGroup shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if BancGroup or Colonial Bank, N.A. elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between BancGroup and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and BancGroup or Colonial Bank, N.A. shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that BancGroup shall be obligated pursuant to this subsection to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
(B) the Indemnified Parties will cooperate in the defense of any such Litigation; and (C) BancGroup shall not be liable for any settlement effected without its prior consent; and provided further that BancGroup and Colonial Bank, N.A. shall not have any obligation hereunder to any Indemnified Party (i) when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law, or (ii) it is determined that indemnification is prohibited under 12 USC ss.1828(K) or 12 CFR Part 359.

                           (iv) In consideration of and as a condition precedent
to the effectiveness of the indemnification obligations provided by BancGroup in this section to a director or officer of the Acquired Corporation, such director or officer of the Acquired Corporation shall have delivered to BancGroup on or prior to the Effective Date a letter in form reasonably satisfactory to BancGroup concerning claims such directors or officers may have against Acquired Corporation. In the letter, the directors or officers shall: (A) acknowledge the assumption by BancGroup as of the Effective Date of all Liability (to the extent Acquired Corporation is so liable) for claims for indemnification arising under section 6.1(h) hereof; (B) affirm that they do not have nor are they aware of any claims they might have (other than those referred to in the following clause
(C)) against Acquired Corporation; (C) identify any claims or any facts or circumstances of which they are aware that could give rise to a claim for indemnification under section 6.1(h)(i) hereof; and (D) release as of the Effective Date any and all claims that they may have against any Acquired Corporation Company other than (W) those referred to in the foregoing clause (C) and disclosed in the letter of the director or officer, (X) claims by third parties which have not yet been asserted against such director or officer (other than claims arising from facts and circumstances of which such director or officer is aware but which are not disclosed in such director or executive officer's letter), (Y) claims by third parties arising from any transaction contemplated by this Agreement or disclosed in any schedule to this Agreement, and (Z) claims by third parties arising in the ordinary course of business of any Acquired Corporation Company after the date of the letter.

                           (v) Acquired Corporation hereby represents and
warrants to BancGroup that it has no Knowledge of any claim, pending or threatened, or of any facts or circumstances that could give rise to any obligation by BancGroup to provide the indemnification required by this section 6.1(h) other than as disclosed in the letters of the directors and executive officers referred to in section 6.1(h)(iii) hereof or described in any schedule to this Agreement and claims arising from any transaction contemplated by this Agreement.

         6.2      ADDITIONAL COVENANTS OF ACQUIRED CORPORATION.  Acquired
                  --------------------------------------------
Corporation covenants to and with BancGroup as follows:

                  (a) Operations. Acquired Corporation will conduct its business
                      ----------
and the business of each Acquired Corporation Company in a proper and prudent manner and will use its commercially reasonable efforts to maintain its relationships with its depositors, customers and employees. Without the prior written consent of BancGroup, no Acquired Corporation Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will Acquired Corporation permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date. Except as set described in detail on Schedule 6.2(a), Acquired Corporation shall cause the Bank to postpone all branch relocation and/or expansion plans prior to the Effective Date or the date of termination pursuant to this Agreement. Acquired Corporation shall contact any person who may be required to execute an undertaking under Section 10.5 hereof to request such undertaking and shall take all such reasonable steps as are necessary to try to obtain such undertaking. Acquired Corporation will take no action that would prevent or impede the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

                  (b) Shareholders' Meeting; Best Efforts. Acquired Corporation
                      -----------------------------------
will cooperate with BancGroup in the preparation of the Registration Statement and any regulatory filings and will cause the Shareholders' Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use commercially reasonable efforts to bring about the transactions contemplated by this Agreement, including shareholder approval of this Agreement, as soon as practicable unless this Agreement is terminated as provided herein.

                  (c) Prohibited Negotiations. (i) Except with respect to this
                      -----------------------
Agreement and the transactions contemplated hereby, no Acquired Corporation Company nor any affiliate thereof nor any investment banker, attorney, accountant, or other representative (collectively, "Representatives") retained by an Acquired Corporation Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Acquired Corporation's Board of Directors as advised by counsel to such Board of Directors, no Acquired Corporation Company or any Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, and each Acquired Corporation Company shall direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing, but Acquired Corporation may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised in writing by counsel to such Board of Directors. Acquired Corporation shall promptly notify BancGroup orally and in the event that any Acquired Corporation Company receives any inquiry or proposal relating to any such Acquisition Proposal. Acquired Corporation shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons other than BancGroup conducted heretofore with respect to any of the foregoing.

                           (ii) If Acquired Corporation (A) willfully breaches
this Agreement and the Merger is not consummated, (B) enters into a letter of intent or definitive agreement regarding an Acquisition Proposal with any third party (other than BancGroup or any of its Subsidiaries) prior to the earlier of
(i) the Effective Date or (ii) the termination of this Agreement pursuant to
Article 13 hereof (other than a termination pursuant to paragraph (a) of section
13.2 hereof or by Acquired Corporation pursuant to paragraphs (b), (c) or (d) of section 13.2 hereof), or (C) if Acquired Corporation receives or is the subject of an Acquisition Proposal from a third party (other than BancGroup or its Subsidiaries) prior to the termination of this Agreement pursuant to Article 13 hereof (other than a termination pursuant to paragraph (a) of section 13.2 hereof or by Acquired Corporation pursuant to paragraphs (b), (c) or (d) of section 13.2 hereof), and within eighteen (18) months after termination of this Agreement pursuant to Article 13 hereof (other than a termination pursuant to paragraph (a) of section 13.2 hereof or by Acquired Corporation pursuant to paragraphs (b), (c) or (d) of section 13.2 hereof) an Acquisition Proposal is consummated with such third party, Acquired Corporation covenants and agrees that it shall pay to BancGroup upon written demand at any time (Y) after Acquired Corporation enters into an agreement which is legally binding on Acquired Corporation regarding an Acquisition Proposal or (Z) at any time on or after the date of consummation of such Acquisition Proposal, which ever is the first to occur, the principal sum of $10,000,000. Such payment shall compensate BancGroup for its direct and indirect costs and expenses in connection with the transactions contemplated by this Agreement, including BancGroup's management time devoted to negotiation and preparation for the Merger and BancGroup's loss as a result of the Merger not being consummated. The Parties acknowledge and agree that it would be impracticable or extremely difficult to fix the actual damages resulting from the foregoing events and, therefore, the Parties have agreed upon the foregoing payment as liquidated damages which shall not be deemed to be in the nature of a penalty. Other than the payment provided for in this section 6.2(c)(ii) and any Liability for expenses as set forth in Section
15.10 hereof, there shall be no other Liability or obligation on the part of any Acquired Corporation Company or their respective directors or officers resulting from any of the events described in this section 6.2(c)(ii).

                  (d) Director Recommendation. Except to the extent necessary to
                      -----------------------
comply with their fiduciary duties, the members of the Board of Directors of Acquired Corporation agree to support publicly the Merger and to recommend that

Acquired Corporation shareholders vote to approve the Merger at any meeting of the shareholders in which the Merger is considered.

                  (e) Shareholder Voting. Acquired Corporation shall on the date
                      ------------------
of execution of this Agreement obtain and submit to BancGroup an agreement from its directors, executive officers and affiliates substantially in the form set forth in Exhibit A.

                  (f) Financial Statements and Monthly Status Reports. Acquired
                      -----------------------------------------------
Corporation shall furnish to BancGroup:

                           (i) As soon as practicable and in any event within 45
days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of Acquired Corporation for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of Acquired Corporation as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                           (ii) With reasonable promptness, such additional
financial data as BancGroup may reasonably request; and

                           (iii) Within 10 calendar days after the end of each
month (or, if the financial statements referred to in clause (d) are not then available, as soon as possible thereafter) commencing with the next calendar month following the date of this Agreement and ending at the Effective Date, a written description of (a) any non-compliance with the terms of this Agreement, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable in connection with the transactions contemplated by this Agreement; (b) the status, as of the date of the report, of all existing or threatened litigation against any Acquired Corporation Company;
(c) copies of minutes of any meeting of the board of directors of any Acquired Corporation Company and any committee thereof occurring in the month for which such report is made, including all documents presented to the directors at such meetings; and (d) monthly financial statements, including a balance sheet and income statement.

                  (g)  Fiduciary Duties. Except as disclosed in Schedule 6.2(g),
                       ----------------
prior to the Effective Date, Acquired Corporation will use its commercially reasonable efforts so that (i) no director or officer (each an "Executive") of any Acquired Corporation Company shall, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, proposed ownership, management, operation or control of or be connected in any manner with, any business, corporation or partnership which is competitive to the business of any Acquired Corporation Company; provided that the ownership of such Executive as an investor of not more than one percent of the outstanding securities of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executive's obligations under this Section 6.2(g); (ii) all Executives, at all times, shall satisfy their fiduciary duties to Acquired Corporation and its Subsidiaries, and
(iii) such Executives shall not (except as required in the course of his or her employment with any Acquired Corporation Company) communicate or divulge to, or use for the benefit of himself or herself or any other person, firm, association or corporation, without the express written consent of Acquired Corporation, any confidential information which is possessed, owned or used by or licensed by or to any Acquired Corporation Company or confidential information belonging to third parties which any Acquired Corporation Company shall be under obligation to keep secret or which may be communicated to, acquired by or learned of by the Executive in the course of or as a result of his or her employment with any Acquired Corporation Company.

                  (h) Certain Practices. At the request of BancGroup, (i)
                      -----------------
Acquired Corporation shall consult with BancGroup and advise BancGroup through Caryn Cope (334-240-5002) or her designee of all of the Bank's loan requests over $1,000,000 that are not single-family residential loan requests or of any other loan request outside the normal course of business, and (ii) Acquired Corporation will consult with BancGroup to coordinate various business issues on a basis mutually satisfactory to Acquired Corporation and BancGroup. Acquired Corporation and the Bank shall not be required to undertake any of such activities, however, except as such activities may be in compliance with existing Law and Regulations.

                  (i) Sale of Subsidiary Bank Charter. BancGroup contemplates
                      -------------------------------
that it may enter into agreements with another financial institutions to undertake a transaction or a series of transactions that would have the effect of transferring the Bank's Charter to such other financial institution (a "Charter Sale"). Acquired Corporation agrees that it will take all commercially reasonable actions to assist BancGroup in such a Charter Sale, including, without limitation, approving such transactions as shareholder of the Bank, causing the Bank to prepare and execute such regulatory applications as may be required and to enter into such merger or other agreements as may be required to effectuate a Charter Sale.

                                    ARTICLE 7
                         MUTUAL COVENANTS AND AGREEMENTS

         7.1  BEST EFFORTS; COOPERATION. Subject to the terms and conditions
              -------------------------
herein provided, BancGroup and Acquired Corporation each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, including the holding of any regular or special board meetings, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. Each Party to this Agreement shall use commercially reasonable efforts to cause its respective officers to fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

         7.2  PRESS RELEASE. Each Party hereto agrees that, unless approved by
              -------------
the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall use reasonable efforts to provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

         7.3      MUTUAL DISCLOSURE.
                  -----------------

                  (a) Each Party hereto agrees, upon request from the other Party, to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Form 8-K, Form 10-Q and Form 10-K filings, Y-3 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-4 and S-8 registration statements and similar documents;

                  (b) promptly upon receipt thereof, each Party agrees to furnish to the other Party copies of all audit reports submitted to such Party by independent auditors in connection with each annual, interim or special audit of the books of such Party made by such accountants; and

                  (c) as soon a practicable, copies of all such financial statements and reports as each Party shall send to its stockholders and of such regular and periodic reports as each Party may file with the SEC or any other Agency shall be delivered to the other Party.

         7.4  ACCESS TO PROPERTIES AND RECORDS. Each Party hereto shall afford
              --------------------------------
the officers and authorized representatives of the other Party reasonable access to the Assets, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested. All such information that may be obtained by any such Party will be held in confidence by such party, will not be disclosed by such Party or any of its representatives except in accordance with this Agreement, and will not be used by such Party for any purpose other than the accomplishment of the Merger as provided herein.

         7.5  NOTICE OF ADVERSE CHANGES. Each Party agrees to give written
              -------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                    ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         The obligations of BancGroup and Acquired Corporation to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:

         8.1  APPROVAL BY SHAREHOLDERS. At the Shareholders Meeting, this
              ------------------------
Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of Acquired Corporation as is required by applicable Law and Acquired Corporation's articles of incorporation and bylaws.

         8.2  REGULATORY AUTHORITY APPROVAL. (a) Orders, Consents and approvals,
              -----------------------------
in form and substance reasonably satisfactory to BancGroup and Acquired Corporation, shall have been entered by the Board of Governors of the Federal Reserve System and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement, including the possible merger of the Bank with Colonial Bank, N.A., if such merger is desired by Colonial Bank, N.A., as contemplated pursuant to section 2.8 hereof and (ii) satisfying all other requirements prescribed by Law. No Order, Consent or approval so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of BancGroup would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  (b) Each Party shall have obtained any and all other Consents required for consummation of the Merger (other than those referred to in Section 8.2(a) of this Agreement) for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of BancGroup would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         8.3  LITIGATION. There shall be no pending or threatened Litigation in
              ----------
any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.

         8.4  REGISTRATION STATEMENT. The Registration Statement shall be
              ----------------------
effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.

         8.5  TAX OPINION. An opinion of PricewaterhouseCoopers LLP or such
              -----------
other reputable firm, shall have been received in form and substance reasonably satisfactory to the Acquired Corporation and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the Code; (ii) no gain or loss will be recognized by BancGroup or Acquired Corporation; (iii) no gain or loss will be recognized by the shareholders of Acquired Corporation who receive shares of BancGroup Common Stock except to the extent of any taxable "boot" received by such persons from BancGroup, and except to the extent of any dividends received from Acquired Corporation prior to the Effective Date; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the sum of the basis of the shares of Acquired Corporation common stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging Acquired Corporation shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of Acquired Corporation common stock exchanged therefore if such shares of Acquired Corporation common stock were capital assets in the hands of the exchanging Acquired Corporation shareholder; and (vi) cash received by an Acquired Corporation shareholder in lieu of a fractional share interest of BancGroup Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he or she would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the Acquired Corporation common stock was a capital asset in his or her hands as of the Effective Date).

                                   ARTICLE 9
               CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION

         The obligations of Acquired Corporation to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as Acquired Corporation may waive such conditions in writing:

         9.1  REPRESENTATIONS AND WARRANTIES. The representations and warranties
              ------------------------------
of BancGroup set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of BancGroup shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless (i) such fact, event or circumstance was the result of an intentional act of BancGroup or (ii) such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of BancGroup, has had or would reasonably be expected to result in a Material Adverse Effect on BancGroup, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty or (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty, and the Acquired Corporation shall have received a certificate, dated the Closing Date, signed on behalf of BancGroup by the Chief Executive Officer and the Chief Financial Officer of BancGroup, to such effect.

         9.2  PERFORMANCE OF OBLIGATIONS OF BANCGROUP. BancGroup shall have
              ---------------------------------------
performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and the Acquired Corporation shall have received a certificate, dated the Closing Date, signed on behalf of BancGroup by the Chief Executive Officer and the Chief Financial Officer of BancGroup, to such effect.

         9.3  CLOSING CERTIFICATE. In addition to any other deliveries required
              -------------------
to be delivered hereunder, Acquired Corporation shall have received a certificate from the President or an Executive Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

                  (a) the Board of Directors of BancGroup has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;

         9.4  OPINION OF COUNSEL.  Acquired Corporation shall have received an
              ------------------
opinion of Miller, Hamilton, Snider & Odom, L.L.C., counsel to BancGroup, dated as of the Closing, substantially in the form set forth in Exhibit B hereto.

         9.5  NYSE LISTING. The shares of BancGroup Common Stock to be issued
              ------------
under this Agreement shall have been approved for listing on the NYSE.

         9.6  OTHER MATTERS. There shall have been furnished to such counsel for
              -------------
Acquired Corporation certified copies of such corporate records of BancGroup and copies of such other documents as such counsel may reasonably have requested for such purpose.

         9.7  MATERIAL EVENTS. There shall have been no determination by the
              ---------------

board of directors of Acquired Corporation that the transactions contemplated by this Agreement have become impracticable because of any state of war, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other exchange on which BancGroup Common Stock may be traded.

         9.8  FAIRNESS OPINION. Acquired Corporation shall have received from
              ----------------
Keefe, Bruyette & Woods, Inc. a letter, dated as of the date of this Agreement, setting forth its opinion that the Merger Consideration to be received by the shareholders of Acquired Corporation under the terms of this Agreement is fair to them from a financial point of view.

         9.9  MERGER CONSIDERATION.  BancGroup shall have deposited with the
              --------------------
Exchange Agent sufficient cash to pay the Aggregate Cash Amount.


                                   ARTICLE 10
                     CONDITIONS TO OBLIGATIONS OF BANCGROUP

         The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all of the following conditions except as BancGroup may waive such conditions in writing:

         10.1  REPRESENTATIONS AND WARRANTIES. The representations and
               ------------------------------
warranties of the Acquired Corporation set forth herein shall be true and correct at and as of the date hereof and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Acquired Corporation shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless, (i) such fact, event or circumstance was the result of an intentional act of Acquired Corporation or (ii) such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Acquired Corporation, has had or would reasonably be expected to result in a Material Adverse Effect on the Acquired Corporation, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty or (y) any use of the terms "material," "materially," "in all material respects," "Material Adverse Change," "Material Adverse Effect" or similar terms or phrases in any such representation or warranty, and BancGroup shall have received a certificate, dated the Closing Date, signed on behalf of the Acquired Corporation by the Chief Executive Officer and the Chief Financial Officer of the Acquired Corporation, to such effect.

         10.2  PERFORMANCE OF OBLIGATIONS OF THE ACQUIRED CORPORATION. The
               ------------------------------------------------------
Acquired Corporation shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement; and BancGroup shall have received a certificate, dated the Closing Date, signed on behalf of the Acquired Corporation by the Chief Executive Officer and the Chief Financial Officer of the Acquired Corporation, to such effect.

         10.3  CLOSING CERTIFICATE. In addition to any other deliveries required
               -------------------
to be delivered hereunder, BancGroup shall have received a certificate from Acquired Corporation executed by the President or Vice President and from the

Secretary or Assistant Secretary of Acquired Corporation dated as of the Closing certifying that:

                  (a) the Board of Directors of Acquired Corporation has duly adopted resolutions approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;

                  (b) the shareholders of Acquired Corporation have duly adopted resolutions approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;

                  (c) each person executing this Agreement on behalf of Acquired Corporation is an officer of Acquired Corporation holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;

                  (d) the articles of incorporation and bylaws of Acquired Corporation and the Bank referenced in section 5.8 hereof remain in full force and effect and have not been amended or modified since the date hereof;

         10.4  OPINION OF COUNSEL. BancGroup shall have received an opinion of
               ------------------
Muldoon Murphy & Aguggia, LLP, counsel to Acquired Corporation, dated as of the Closing, substantially as set forth in Exhibit C hereto.

         10.5 CONTROLLING SHAREHOLDERS. Each shareholder of Acquired Corporation
              ------------------------
who may be an "affiliate" of Acquired Corporation, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered an agreement satisfactory to BancGroup to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder. Acquired Corporation recognizes and acknowledges that BancGroup Common Stock issued to such persons may bear a legend evidencing the agreement described above.

         10.6  OTHER MATTERS. There shall have been furnished to counsel for
               -------------
BancGroup certified copies of such corporate records of Acquired Corporation and copies of such other documents as such counsel may reasonably have requested for such purpose.

         10.7  DISSENTERS. The number of shares as to which shareholders of
               ----------
Acquired Corporation have exercised dissenters rights of appraisal under section
3.7 does not exceed 10% of the outstanding shares of common stock of Acquired Corporation.

         10.8  MATERIAL EVENTS. There shall have been no determination by the
               ---------------
board of directors of BancGroup that the transactions contemplated by this Agreement have become impracticable because of any state of war, declaration of a banking moratorium in the United States or general suspension of trading on the NYSE or any exchange on which BancGroup Common Stock may be traded.

         10.9  LANDLORD'S CONSENTS. BancGroup shall have received any required
               -------------------
consents from any landlords to any property leased by any Acquired Corporation Company.


                                   ARTICLE 11
                  TERMINATION OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished, except that the last sentence of Section 7.4, and Sections 6.2(c)(ii), 7.2, 13.3, Article 11, Article 12, Article 15, any applicable definitions of Article 14 and the Confidentiality Agreement shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.

                                   ARTICLE 12
                                     NOTICES

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received:

                  (a) If to Acquired Corporation to Stephen T. Kurtz, FFLC Bancorp, Inc., 800 North Boulevard West, Leesburg, Florida 34749, facsimile
(352) 787-7206, telephone (352) 787-3311 with copies to George W. Murphy, Jr., Esq., Muldoon Murphy & Aguggia LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, facsimile (202) 966-9409, telephone (202) 362-0840, or as may otherwise be specified by Acquired Corporation in writing to BancGroup.

                  (b) If to BancGroup, to W. Flake Oakley, One Commerce Street, Suite 803, Montgomery, Alabama, 36104, facsimile (334) 240-5069, with copies to Hugh C. Nickson, III, Esq., Miller, Hamilton, Snider & Odom, L.L.C., One Commerce Street, Suite 305, Montgomery, Alabama 36104, facsimile (334) 265-4533, telephone (334) 834-5550, or as may otherwise be specified in writing by BancGroup to Acquired Corporation.

                                   ARTICLE 13
                            AMENDMENT OR TERMINATION

         13.1  AMENDMENT. This Agreement may be amended by the mutual consent of
               ---------
BancGroup and Acquired Corporation before or after approval of the transactions contemplated herein by the shareholders of Acquired Corporation.

         13.2  TERMINATION. This Agreement may be terminated at any time prior
               -----------
to or on the Effective Date whether before or after action thereon by the shareholders of Acquired Corporation, as follows:

                  (a) by the mutual consent of the respective boards of directors of Acquired Corporation and BancGroup;

                  (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in section 10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of Acquired Corporation;

                  (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement in Article 9 as to Acquired Corporation or Article 10 as to BancGroup shall not have been satisfied in full or waived; or

                  (d) by the board of directors of either BancGroup or Acquired Corporation if all transactions contemplated by this Agreement shall not have been consummated on or prior to September 30, 2005, if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 13.2(d).

                  (e) without further action by either Party, upon the execution by Acquired Corporation of an agreement which is legally binding on Acquired Corporation with any third party (other than BancGroup or its Subsidiaries) with respect to an Acquisition Proposal if, in connection therewith, BancGroup will have the right to demand the payment of the sum described in section 6.2(c)(ii) by the Acquired Corporation.

         13.3  DAMAGES. In the event of termination pursuant to section 13.2,
               -------
this Agreement shall become void and have no effect other than as set forth in section 6.2(c)(ii) and except as provided in Article 11, and except that Acquired Corporation and BancGroup shall be liable for damages for any willful breach of a warranty, representation, covenant or other agreement contained in this Agreement.

                                   ARTICLE 14
                                   DEFINITIONS

                  (a) The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this
Agreement:

Acquired Corporation                        FFLC Bancorp, Inc., a Delaware
                                            corporation.

Acquired Corporation Company                Shall mean Acquired Corporation, the
                                            Bank, any Subsidiary of Acquired
                                            Corporation or the Bank, or any
                                            person or entity acquired as a
                                            Subsidiary of Acquired Corporation
                                            or the Bank in the future and owned
                                            by Acquired Corporation or the Bank
                                            at the Effective Date.

Acquired Corporation Options                Options respecting the issuance of a
                                            maximum of 199,891 shares of
                                            Acquired Corporation common stock
                                            pursuant to Acquired Corporation's
                                            stock option plans.

Acquired Corporation Stock                  Shares of common stock, par value
                                            $0.01 per share, of Acquired
                                            Corporation.

Acquisition Proposal                        Shall mean, with respect to a Party,
                                            any tender offer or exchange offer
                                            or any proposal for a merger,
                                            acquisition of all of the stock or
                                            assets of, or other business
                                            combination involving such Party or
                                            any of its Subsidiaries or the
                                            acquisition of a substantial equity
                                            interest in, or substantial portion
                                            of the assets of, such Party or any
                                            of its Subsidiaries.

Agencies Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the SEC.

Agreement                                   Shall mean this Agreement and Plan
                                            of Merger and the Exhibits and
                                            Schedules delivered pursuant hereto
                                            and incorporated herein by
                                            reference.

Assets Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

BancGroup                                   The Colonial BancGroup, Inc., a
                                            Delaware corporation with its
                                            principal offices in Montgomery,
                                            Alabama.

Bank First Federal Savings Bank of Lake County, a federally chartered savings and loan association.

Closing The submission of the certificates of officers, legal opinions and other actions required to be taken in order to consummate the Merger in accordance with this Agreement.

Code                                        The Internal Revenue Code of 1986,
                                            as amended.

Common Stock                                BancGroup's Common Stock authorized
                                            and defined in the restated
                                            certificate of incorporation of
                                            BancGroup, as amended.

Confidentiality Agreement                   Confidentiality Agreement executed
                                            by BancGroup and Acquired
                                            Corporation on or around December 2,
                                            2004.

Consent Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

Contract Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

Default Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or
                                            Permit.

DGCL                                        The Delaware General Corporation
                                            Law.

Effective Date                              Means the date and time at which the
                                            Merger becomes effective as defined
                                            in section 2.7 hereof.

Environmental Laws                          Means the laws, regulations and
                                            governmental requirements referred
                                            to in section 5.23 hereof.

ERISA                                       The Employee Retirement Income
                                            Security Act of 1974, as amended.

Exchange Ratio                              The appropriate ratio calculated in
                                            the manner set forth in Section
                                            3.1(a).

Exhibits A through C, inclusive, shall mean the Exhibits so marked, copies of which are attached to this
                                            Agreement. Such Exhibits are hereby
                                            incorporated by reference herein and
                                            made a part hereof, and may be
                                            referred to in this Agreement and
                                            any other related instrument or
                                            document without being attached
                                            hereto.

GAAP Means generally accepted accounting principles applicable to banks and bank holding companies consistently applied during the periods involved.

Knowledge                                   Means the actual knowledge (or the
                                            knowledge that should have been
                                            obtained) after due investigation
                                            and inquiry of the Chairman,
                                            President, Chief Financial Officer,
                                            Chief Operating Officer or any
                                            Senior or Executive Vice President
                                            of BancGroup, in the case of
                                            knowledge of BancGroup. In the case
                                            of Acquired Corporation it means the
                                            actual knowledge (or the knowledge
                                            that should have been obtained)
                                            after due investigation and inquiry
                                            by the Chairman, President, Chief
                                            Financial Officer, Chief Credit
                                            Officer, or any other Executive
                                            Officer of Acquired Corporation or
                                            the Bank.

Law Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its

                                            Assets, Liabilities or business,
                                            including, without limitation, those
                                            promulgated, interpreted or enforced
                                            by any Agency.

Liability                                   Any direct or indirect, primary or
                                            secondary, liability, indebtedness,
                                            obligation, penalty, cost or expense
                                            (including, without limitation,
                                            costs of investigation, collection
                                            and defense), deficiency, guaranty
                                            or endorsement of or by any Person
                                            (other than endorsements of notes,
                                            bills, checks, and drafts presented
                                            for collection or deposit in the
                                            ordinary course of business) of any
                                            type, whether accrued, absolute or
                                            contingent, liquidated or
                                            unliquidated, matured or unmatured,
                                            or otherwise.

Lien Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business,
                                            (iii) Liens in the form of easements
                                            and restrictive covenants on real
                                            property which do not materially
                                            adversely affect the use of such
                                            property by the current owner
                                            thereof, and (iv) Liens which are
                                            not reasonably likely to have,
                                            individually or in the aggregate, a
                                            Material Adverse Effect on a Party.

Litigation                                  Any action, arbitration, complaint,
                                            criminal prosecution, governmental
                                            or other examination or
                                            investigation, hearing, inquiry,
                                            administrative or other proceeding
                                            but shall not include regular,
                                            periodic examinations of depository
                                            institutions and their Affiliates by
                                            Regulatory Authorities, relating to
                                            or affecting a Party, its business,
                                            its Assets (including Contracts
                                            related to it), or the transactions
                                            contemplated by this Agreement.

Loan Property                               Any property owned by the Party in
                                            question or by any of its
                                            Subsidiaries or in which such Party
                                            or Subsidiary holds a security
                                            interest, and, where required by the
                                            context, includes the owner or
                                            operator of such property, but only
                                            with respect to such property.

Loss Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a third party as a result of the foregoing.

material For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

Material Adverse Effect                     On a Party shall mean an event,
                                            change or occurrence which has a
                                            material adverse impact on (i) the
                                            financial position, Assets,
                                            business, or results of operations
                                            of such Party and its Subsidiaries,
                                            taken as a whole, or (ii) the
                                            ability of such Party to perform its
                                            obligations under this Agreement or
                                            to consummate the Merger or the
                                            other transactions contemplated by
                                            this Agreement, provided that
                                            "material adverse effect" shall not
                                            be deemed to include the impact of
                                            reasonable expenses incurred in
                                            connection with the transaction
                                            contemplated hereby (w) changes in
                                            banking and similar laws of general
                                            applicability or interpretations
                                            thereof by courts or governmental
                                            authorities, (x) changes in
                                            generally accepted accounting
                                            principles or regulatory accounting
                                            principles generally applicable to
                                            banks and their holding companies,
                                            (y) actions and omissions of a Party
                                            (or any of its Subsidiaries) taken
                                            with the prior informed consent of
                                            the other Party in contemplation of
                                            the transactions contemplated
                                            hereby, and (z) the Merger and
                                            compliance with the provisions of
                                            this Agreement on the operating
                                            performance of the Parties.

Merger The merger of Acquired Corporation with BancGroup as contemplated in this Agreement.

Merger Consideration                        The consideration as provided in
                                            Section 3.1(a).

Net Income                                  Net income as calculated in
                                            accordance with GAAP.

NYSE                                        The New York Stock Exchange.

Order Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

Party Shall mean Acquired Corporation or BancGroup, and "Parties" shall mean both Acquired Corporation and
                                            BancGroup.

Permit Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

Person A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

Proxy Statement                             The proxy statement used by Acquired
                                            Corporation to solicit the approval
                                            of its shareholders of the
                                            transactions contemplated by this
                                            Agreement, which shall include the
                                            prospectus of BancGroup relating to
                                            the issuance of the BancGroup Common
                                            Stock to the shareholders of
                                            Acquired Corporation.

Registration Statement                      The registration statement on Form
                                            S-4, or such other appropriate form,
                                            to be filed with the SEC by
                                            BancGroup, and which has been agreed
                                            to by Acquired Corporation, to
                                            register the shares of BancGroup
                                            Common Stock offered to shareholders
                                            of Acquired Corporation pursuant to
                                            this Agreement, including the Proxy
                                            Statement.

Resulting Corporation                       BancGroup, as the surviving
                                            corporation resulting from the
                                            Merger.

SEC                                         United States Securities and
                                            Exchange Commission.

Shareholders Meeting                        The special meeting of shareholders
                                            of Acquired Corporation called to
                                            approve the transactions
                                            contemplated by this Agreement.

Significant Subsidiaries                    Shall have the same definition as it
                                            does in Section 1-02 of Regulation
                                            S-X under the Securities Act of
                                            1933, as amended.

Subsidiaries                                Shall mean all those corporations,
                                            banks, associations, or other
                                            entities of which the entity in
                                            question owns or controls 5% or more
                                            of the outstanding equity securities
                                            either directly or through an
                                            unbroken chain of entities as to
                                            each of which 5% or more of the
                                            outstanding equity securities is
                                            owned directly or indirectly by its
                                            parent; provided, however, there
                                            shall not be included any such
                                            entity acquired through foreclosure
                                            or any such entity the equity
                                            securities of which are owned or
                                            controlled in a fiduciary capacity.

Tax or Taxes                                Means any federal, state, county,
                                            local, foreign, and other taxes,
                                            assessments, charges, fares, and
                                            impositions, including interest and
                                            penalties thereon or with respect
                                            thereto.

1933 Act                                    The Securities Act of 1933, as
                                            amended.

1934 Act                                    The Securities Exchange Act of 1934,
                                            as amended.


                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1  EXPENSES. (a) Except as otherwise provided in this Section 15.1,
               --------
each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that BancGroup shall bear and pay the filing fees payable in connection with the Registration Statement and printing costs incurred in connection with the printing of the Registration Statement.

                  (b) Nothing contained in this Section 15.1 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         15.2  BENEFIT AND ASSIGNMENT. Except as expressly contemplated hereby,
               ----------------------
neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

         15.3  GOVERNING LAW. Except to the extent the Laws of the State of
               -------------
Delaware apply to the Merger, this Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama without regard to any conflict of Laws.

         15.4  COUNTERPARTS. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.

         15.5  HEADINGS. The headings of the various articles and sections of
               --------
this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.

         15.6  SEVERABILITY. Any term or provision of this Agreement that is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the term or provision shall remain valid and in effect in any other circumstances or situation, except if such omitted term or provision would so materially adversely impact the economic benefits of the transaction to a Party as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

         15.7  CONSTRUCTION. Use of the masculine pronoun herein shall be deemed
               ------------
to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.

         15.8  RETURN OF INFORMATION. In the event of termination of this
               ---------------------
Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

         15.9  EQUITABLE REMEDIES. The parties hereto agree that, in the event
               ------------------
of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

         15.10  ATTORNEYS' FEES. If any Party hereto shall bring an action at
                ---------------
law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

         15.11  NO WAIVER. No failure, delay or omission of or by any Party in
                ---------
exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a wavier of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         15.12   REMEDIES CUMULATIVE.  All remedies provided in this Agreement,
                 -------------------
by law or otherwise, shall be cumulative and not alternative.

         15.13   ENTIRE CONTRACT.   This Agreement, the Confidentiality
                 ---------------
Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, Acquired Corporation and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                               FFLC BANCORP, INC.



/s/ Sandra L. Rutschow                /s/ Stephen T. Kurtz
----------------------------------    ------------------------------------------
By:   Sandra L. Rutschow              By:  Stephen T. Kurtz
Its:  Secretary                       Its: Chief Executive Officer and President




(CORPORATE SEAL)




ATTEST:                               THE COLONIAL BANCGROUP, INC.



/s/ By:  Helena T. Duncan             /s/ W. Flake Oakley
----------------------------------    ------------------------------------------
By:   Helena T. Duncan                By:   W. Flake Oakley
Its:  Secretary                       Its:  President



(CORPORATE SEAL)

                                    EXHIBIT A
                                    ---------

                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of _________, 2005 by and between _____________________________ ("Shareholder"), who is a shareholder and may be an "Affiliate" of FFLC Bancorp, Inc. ("Acquired Corporation") within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "1933 Act"), and The Colonial BancGroup ("BancGroup") with regard to the following:

         A. Acquired Corporation and BancGroup have entered into an Agreement and Plan of Merger, dated as of ____________, 2005 (the "Merger Agreement"), providing for the merger of Acquired Corporation with and into BancGroup (the "merger") and for the payment of consideration of Acquired Corporation shareholders in the form of BancGroup common stock, par value $2.50 (the "BancGroup Common Stock").

         B. Shareholder has the power to vote or direct the voting of the shares of Acquired Corporation common stock identified on Annex I hereto (such shares, together with all shares of Acquired Corporation common stock subsequently acquired by Shareholder during the term of this Agreement being referred to collectively as the "Shares").

         C. In order to induce BancGroup to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by BancGroup in connection therewith, Shareholder has agreed to enter into and perform this Agreement solely in such person's capacity as a Shareholder of Acquired Corporation and not as a director and/or officer of Acquired Corporation.

         NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Agreement to Vote Shares. Shareholder shall vote or cause to be
             ------------------------
voted the Shares in favor of adoption and approval of the principal terms of the Merger Agreement and the Merger and all transactions relating thereto and against any business combination or other reorganization of any kind involving Acquired Corporation or its subsidiaries with any entity other than BancGroup at every meeting of Shareholders of Acquired Corporation at which such matters are considered and at every adjournment thereof, provided that the foregoing is subject to Shareholder's receipt of the Proxy Statement, as defined in the Merger Agreement.

         2.  Voting Trusts. Shareholder agrees that Shareholder will not, nor
             -------------
will Shareholder permit any entity directly or indirectly controlled by him or her, to place any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to voting of the Shares inconsistent with this Agreement.

         3.  Sales of Stock. Shareholder agrees not to (i) make a "distribution"
             --------------
within the meaning of Rule 145 under the 1933 Act of the BancGroup Common Stock received by Shareholder in the Merger, or (ii) sell, transfer or otherwise dispose of shares of BancGroup Common Stock received by Shareholder in the Merger, except pursuant to all applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         4.  Business Protection and Non-Competition. Paragraphs 4.3 and 4.4 of
             ---------------------------------------
the provisions of this Section 4 shall apply only to those Directors who are not also Employees of an Acquired Corporation Company. Neither Shareholder nor any corporation, partnership, trust or other entity controlled by Shareholder, directly or indirectly, shall:

              4.1 at any time following the Effective Time of the Merger, without the prior written consent of BancGroup, disclose confidential information regarding Acquired Corporation or BancGroup to any third parties, except as required by law, regulation or court order, in the defense of litigation for which Acquired Corporation or BancGroup may be liable, or in any actions relating to this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby; or

              4.2 for the period of ten (10) years from the Effective Date engage in any business which uses the name "First Federal Savings Bank of Lake County," "Lake County Bank," First Bank of Lake County" or any name similar thereto or any name which could be readily confused by the public with such names.

              4.3 for a period of two years following the Effective Time of the Merger, solicit, directly or indirectly, on its own behalf or on behalf of any other person or entity, management personnel employed by BancGroup or any of its subsidiaries immediately after the Effective Time of the Merger for employment with any other business.

               4.4 for a period of two years from the Effective Time of the Merger (i) engage in the banking business (which term shall include the business of savings and loan institutions, credit unions and other such financial institutions but not the financial planning or investment advisory business if not conducted as an employee, consultant or agent of a financial institution) other than on behalf of BancGroup or its affiliates within the Designated Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation or other entity (other than BancGroup or its affiliates) engaged in banking business in the Designated Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer or member of the respective Boards of Directors of BancGroup or Acquired Corporation or any of their affiliates to engage in any action prohibited under
(i) or (ii) of this paragraph 4.4, or (iv) solicit business that Resulting Bank or its affiliates does with its customers; provided that the ownership of Shareholder as an investor of not more than one percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Shareholder's obligations under this paragraph 4.4. As used herein, "Designated Area" shall mean Lake, Citrus and Sumter Counties, Florida and any county contiguous thereto.

         5. Specific Performance and Remedies. Shareholder acknowledges that it
            ---------------------------------
will be impossible to measure in money the damages to BancGroup if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, BancGroup will not have an adequate remedy at law or in damages. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that BancGroup has an adequate remedy at law. In addition to all other rights or remedies which BancGroup may have against Shareholder in the event of a default in Shareholder's performance of Shareholder's obligations under this Agreement, Shareholder shall be liable to BancGroup for all reasonable litigation costs and attorneys' fees incurred by BancGroup in connection with the enforcement of any of its rights or remedies against Shareholder. In addition, after discussing the matter with Shareholder, BancGroup shall have the right to inform any third party that BancGroup reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of BancGroup hereunder, and that participation by any such persons with Shareholder in activities in violation of this Agreement with BancGroup set forth in this Agreement may give rise to claims by BancGroup against such third party.

         6.  Term of Agreement; Termination. The term of this Agreement shall
             ------------------------------
commence on the date hereof and such term and this Agreement shall terminate upon the earlier to occur of (i) the Effective Time of the Merger, and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Such termination shall not affect the provisions of Sections 3 and 4, which shall continue according to their terms and the enforceability of which under the other provisions of this Agreement shall also continue. Termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         7. Future Payments. Except for benefits set forth on Schedule A to this
            ---------------
Agreement, Shareholder acknowledges that after the Effective Date, no remuneration or other benefit of any kind will be paid to Shareholder, except in accordance with BancGroup's established policies and procedures.

         8.  Entire Agreement. This Agreement supersedes all prior agreements,
             ----------------
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a continuing waiver of any provision hereof by such party.

         9.  Notices. All notices, requests, claims, demands or other
             -------
communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              If BancGroup, to:

                  The Colonial BancGroup
                  One Commerce Street, Suite 803
                  Montgomery, AL 36104
                  Facsimile: (334) 240-5069
                  Attention: W. Flake Oakley

              With copies to:

                  Miller, Hamilton, Snider & Odom, L.L.C.
                  One Commerce Street, Suite 305
                  Montgomery, AL 36104
                  Facsimile: (334) 265-4533
                  Attention: Hugh C. Nickson, III, Esq.

              If to Shareholder, to:

                  -----------------------------

                  -----------------------------

                  -----------------------------

                  -----------------------------

              With copies to:

                  -----------------------------

                  -----------------------------

                  -----------------------------

                  -----------------------------

                  Telecopier:
                             ------------------
                  Attention:
                             ------------------

         10.  Miscellaneous.
              -------------

              10.1  Severability. If any provision of this Agreement or the
                    ------------
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be effected.

              10.2  Capacity. The covenants contained herein shall apply to
                    --------
Shareholder solely in his or her capacity as a Shareholder of Acquired Corporation, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director and/or officer of Acquired Corporation.

              10.3  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

              10.4  Headings. All Section headings herein are for convenience of
                    --------
reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

              10.5  Choice of Law. This Agreement shall be deemed a contract
                    -------------
made under, and for all purposes shall be construed in accordance with, the laws of the State of Alabama, without reference to its conflicts of law principles.

              10.6  Definitions. Terms not otherwise defined herein shall have
                    -----------
the meanings assigned in the Merger Agreement.

              10.7  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
                    --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                           THE COLONIAL BANCGROUP, INC.




                           By:
                                 ------------------------------
                           Its:
                                 ------------------------------


                           ------------------------------------
                           (Print or Type Name)



                           ------------------------------------
                           (Signature)

                                    EXHIBIT B
                                    ---------

                       (OPINION OF COUNSEL FOR BANCGROUP)

                                     [DATE]

FFLC Bancorp, Inc.

----------------------
----------------------
----------------------

Ladies and Gentlemen:

         We have acted as counsel to The Colonial BancGroup, Inc. ("BancGroup"), a Delaware corporation, in connection with the merger of FFLC Bancorp, Inc. ("Acquired Corporation"), a Delaware corporation, with and into BancGroup, pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of ____________________, by and between BancGroup and Acquired Corporation. We have also acted as counsel to BancGroup in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-4, Registration No. 333-_______ (the "Registration Statement"), and other related matters. Unless otherwise defined herein, capitalized terms in this opinion are used as defined in the Agreement.

         We deliver this opinion pursuant to section 9.4 of the Agreement. In connection therewith, we have examined originals or copies of the following documents:

         1. A certified copy, such certificate dated as of _____________, of the restated certificate of incorporation of BancGroup filed with the Delaware Secretary of State on February 21, 1995, as amended on April 16, 1997 and filed on April 16, 1997, and as amended on May 15, 1998 and filed on May 19, 1998;

         2.       Bylaws of BancGroup, dated January 18, 1995;

         3. Certificate of Good Standing for BancGroup issued by the Secretary of State of Delaware, dated as of _______________;

         4. Certificate of Existence of Colonial Bank, N.A. from the Alabama Secretary of State, dated as of _____________;

         5. Certificate of Good Standing of Colonial Bank, N.A. from the Alabama Department of Revenue, dated as of _____________;

         6.       Officers' Certificate of BancGroup dated _____________;

         7.       The Agreement; and

         8.       The Registration Statement.

         We have further reviewed such other papers, documents, certificates and proceedings, and such laws, statutes, ordinances, codes, orders, decrees, regulations and rules, as we have deemed necessary as a basis for the opinions set forth herein.

         As to matters of fact, we have relied on the statements, representations and warranties of the officers of BancGroup contained in the Agreement and the Officers' Certificate dated _________________. We have not independently verified the accuracy and completeness of the information contained therein, although we have no knowledge of any inaccuracies in or incompleteness of such information.

         In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

         1. (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to the original documents of documents submitted to us as certified or photostatic copies, (d) the legal capacity of all natural persons, and (e) as to documents executed by parties other than BancGroup: (i) such parties' power to enter into and perform their obligations under such documents, and (ii) that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such parties; and

         2. the accuracy and correctness of the indexes and filing systems maintained at the public offices at which we have searched or inquired, and we have assumed the authority of the person or persons who have executed any such documents on behalf of any state or other entity.

         Although some members and associates of this firm are licensed to practice law in other jurisdictions, we do not purport to be experts in, or to express any opinion herein concerning, any law other than the law of the State of Alabama, the general corporate law of the State of Delaware, and the law of the United States of America. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Upon the basis of the foregoing and subject to the limitations, qualifications and assumptions herein contained, we are of the opinion that:

         (i) Based solely upon the certificate issued by the Secretary of State thereof, BancGroup is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted, and Colonial Bank, N.A., based solely upon certificates issued by the Secretary of State and the Department of Revenue of Alabama, is duly incorporated, validly existing and in good standing under the laws of the State of Alabama with full power and authority to carry on its business as now conducted;

         (ii) The Agreement has been duly authorized, approved and adopted by all requisite corporate action of the board of directors of BancGroup, this being the only corporate authorization required under BancGroup's restated certificate of incorporation, bylaws and applicable law, has been duly executed and delivered by BancGroup, and constitutes a valid and legally binding agreement of BancGroup enforceable in accordance with its terms except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought;

         (iii) The execution, delivery and performance by BancGroup of the Agreement will not violate the restated certificate of incorporation or bylaws of BancGroup and, to the best of our knowledge but without independent verification, will not violate, result in a breach of, or constitute a default under any material lease, loan agreement, indenture, mortgage, deed of trust or other material agreement or instrument known to us to which BancGroup is a party;

         (iv) All consents, approvals, authorizations or orders required to be obtained by BancGroup for the consummation of the transactions contemplated by the Agreement have been obtained;

         (v) The shares of BancGroup Common Stock to be issued pursuant to the Agreement are duly authorized and will be when so issued, validly issued and outstanding, fully paid and nonassessable;

         (vi) The authorized, issued and outstanding shares of capital stock of BancGroup are as stated in the Agreement, all of which are validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder;

         (vii) To our knowledge, there is no Litigation pending or currently threatened against BancGroup which questions the validity of the Agreement or the right of BancGroup to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of BancGroup which are materially adverse to BancGroup, financially or otherwise, or any change in the current equity ownership of BancGroup. To our knowledge, BancGroup is not a party to nor is BancGroup subject to the provisions of any currently effective Order of any court or government agency or instrumentality which would materially affect the Agreement or the Merger.

         (viii) To our knowledge, BancGroup is in compliance with all applicable federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations in every applicable jurisdiction, in respect of the ownership of its properties and the conduct of its business, including, without limitation, antitrust and fair trade practice laws, the violation of which would materially affect the Agreement or the Merger. To our knowledge, there are no investigations, audits or other proceedings by any federal, state or municipal governmental agency pending or threatened against BancGroup which would materially affect the Agreement or the Merger.

         (ix) To our knowledge, BancGroup is not in default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of BancGroup and there has been no default in any material obligation to be performed by BancGroup under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound; nor has BancGroup waived any material right under any such contract, lease, agreement, commitment or undertaking.

         (x) The Registration Statement has become effective and, to our knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted; and

         (xi) The Registration Statement complies as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder. We do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement, or required to be incorporated by reference into the Proxy Statement or required to be described in the Registration Statement or Proxy Statement which have not been filed or incorporated by reference or described as required. While we have made no independent investigation or verification of factual information relating to BancGroup set forth in the Registration Statement, during the course of our representation of BancGroup, nothing has come to our attention to indicate that the Proxy Statement delivered to Acquired Corporation's shareholders, or any amendments or revisions thereto so delivered, as of the date thereof, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (it being understood that we do not hereby express an opinion as to the financial statements, the notes thereto or other financial or statistical data contained or incorporated by reference in such Registration Statement or as to any information concerning or provided by Acquired Corporation for inclusion in the Registration Statement).

         The foregoing opinions are subject to the following qualifications and exceptions:

                  A. We express no opinion as to the enforceability of remedies and obligations of the Agreement, as such rights and remedies may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors. We advise you that the enforceability of the Agreement may be limited by (i) certain equitable, legal or statutory principles affecting the enforcement of contractual rights generally, regardless of whether such enforcement is considered in a proceeding in equity or at law, including, without limitation, concepts of notice, materiality, impairment of security, reasonableness, good faith and fair dealing, jurisdiction, service of process, venue and applicable statutes of limitations and (ii) judicial discretion or statutory limitations with respect to the availability of equitable remedies or defenses, the calculation of damages and the entitlement to attorneys' fees and other costs.

                  B. Whenever our opinion is qualified by the phrase "to our knowledge," it is intended to indicate the current and actual (as opposed to imputed) knowledge of Hugh C. Nickson, III, and Michael A. White, the attorneys in our office most likely to have actual personal knowledge of the matters discussed herein.

         The opinions rendered herein are as of the date hereof. We assume no obligation, and specifically disclaim any responsibility, to update or supplement these opinions to reflect any facts which hereafter may come to our attention or any changes in facts or law subsequent to the date hereof.

         These opinions have been furnished to you at your request, and we consider them to be a confidential communication which may not be furnished, reproduced, distributed, or disclosed to anyone without our prior written consent. These opinions are rendered solely for your information and assistance in connection with the transactions contemplated in the Agreement. They may not be relied upon by any other person or for any other purpose without our prior written consent.

                                     Sincerely,

                                     MILLER, HAMILTON, SNIDER & ODOM, L.L.C.


cc:      W. Flake Oakley

                                    EXHIBIT C
                                    ---------


                  (OPINION OF COUNSEL FOR ACQUIRED CORPORATION)

                              _______________, 2003

The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Montgomery, AL  36104

Gentlemen:

         We have acted as counsel to FFLC Bancorp, Inc. ("Acquired Corporation"), a Delaware corporation, in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the "Agreement") dated as of __________, 2005, by and between Acquired Corporation and The Colonial BancGroup, Inc. ("BancGroup"). We render this opinion pursuant to section 10.4 of the Agreement. Capitalized terms not otherwise defined in this letter have the definitions set forth in the Agreement.

         In connection with our representation of Acquired Corporation and in order to render this opinion pursuant to section 10.4 of the Agreement, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, instruments, documents, and certificates of officers and employees of Acquired Corporation and of other persons, and such questions of law, as we deemed necessary or appropriate. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of documents submitted to us as certified or photo static copies. We have relied on certificates issued to us by the secretaries of state and other appropriate government officials of the various states in which Acquired Corporation is incorporated or qualified and, except as expressly set forth in any such documents or hereinafter, we have assumed the authority of the person or persons who have executed any such documents on behalf of any person or persons, state or any other entity. We also have relied, as to various matters of fact material to this opinion, on the representations and warranties contained in the Agreement and the certificates delivered pursuant thereto and we have made no independent investigations with regard thereto.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquired Corporation's subsidiary bank, First Federal Savings Bank of Lake county (the "Bank") is a federally chartered savings and loan association duly chartered, organized, validly existing and in good standing under the laws of each jurisdiction that it operates, and is a wholly owned subsidiary of Acquired Corporation. Acquired Corporation has the full corporate power and authority to own its properties and to conduct its business as now conducted. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and each of their deposits are insured by the [Federal Insurance Fund], to the extent provided by applicable law.

         2. Acquired Corporation has the requisite corporate power and authority to execute, deliver and perform its undertakings and obligations under the Agreement and to consummate the transactions provided for therein. The execution, delivery and performance of the Agreement and the consummation of the transactions provided for therein have been duly and validly authorized by all necessary corporate action with respect thereto on the part of Acquired Corporation and its shareholders. The Agreement constitutes a legal, valid and binding obligation of Acquired Corporation, enforceable against Acquired Corporation in accordance with its terms.

         3. The execution, delivery and performance by Acquired Corporation of the Agreement will not violate or any provision of Acquired Corporation's Articles of Incorporation or Bylaws or, to our knowledge, will not violate, result in a breach of, or constitute a default under any material lease, loan agreement, indenture, mortgage, deed or trust or other material agreement or instrument known to us to which Acquired Corporation is a party.

         4. The authorized capital stock of Acquired Corporation consists of [10,000,000] shares of common stock, par value $.01 per share (the "Shares"), of which 5,405,954 Shares are issued and outstanding. All such issued and outstanding Shares are validly issued, fully paid and nonassessable and are free of preemptive rights.

         5. To our knowledge, there is no action, suit, proceeding or investigation pending or currently threatened against Acquired Corporation which questions the validity of the Agreement or the right of Acquired Corporation to enter into the Agreement, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any changes in the assets, condition, affairs or prospects of Acquired Corporation which are materially adverse to Acquired Corporation, financially or otherwise, or any change in the current equity ownership of Acquired Corporation. To our knowledge, Acquired Corporation is not a party to nor is Acquired Corporation subject to the provisions of any currently effective order, writ, injunction or decree of any court or government agency or instrumentality.

         6. To our knowledge, there are no investigations, audits or other proceedings by any Federal, state or municipal governmental agency pending or threatened against Acquired Corporation.

         7. To our knowledge, Acquired Corporation is not in default under any term or condition of any instrument evidencing, creating or securing any material indebtedness of Acquired Corporation, and there has been no default in any material obligation to be performed by Acquired Corporation under any other material contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound.

         Our opinion concerning the validity, binding effect and enforceability of the Agreement means that: (a) the Agreement constitutes an effective contract under applicable law; (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy, and is not subject in its entirety to a contractual defense; and (c) subject to the last sentence of this paragraph, some remedies are available if Acquired Corporation is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Agreement will be upheld or enforced in any circumstance by a court. Furthermore, the validity, binding effect, and the enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules and regulations, or other laws affecting the enforcement of creditors rights and remedies generally, and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscientability or good faith.

         We are licensed to practice only in the State of _________, and our opinions expressed herein are limited to the application of laws in the State of _________ and the Federal laws of the United States of America, and do not extend to any laws of any other state or nation.

         The opinions rendered herein are as of the date hereof. We assume no obligation, and specifically disclaim any responsibility, to update or supplement these opinions to reflect any facts which hereafter may come to our attention or any changes in facts or law subsequent to the date hereof.

         These opinions have been furnished to you at your request, and we consider them to be a confidential communication which may not be furnished, reproduced, distributed, or disclosed to anyone without our prior written consent. These opinions are rendered solely for your information and assistance in connection with the transactions contemplated in the Agreement. They may not be relied upon by any other person or for any other purpose without our prior written consent.

                                         Very truly yours,


                                         By: ______________________________

         Disclosure schedules were delivered to BancGroup by the Acquired Corporation in connection with the execution of the Merger Agreement. Such schedules will be delivered to the Securities and Exchange Commission upon request. Such schedules included a list of people holding stock options, publicly available financial statements required to be delivered under the Merger Agreement, updates regarding dividends paid since September 30, 2004, stock option grants, leases, schedules of personal property, schedules of agreements between the Acquired Corporation and third parties, schedules of Acquired Corporation employment agreements and benefit plans, schedules of consulting contracts, copies of charters and bylaws, schedules regarding delinquent, doubtful, loss and non-performing loans and other information specifically required by the Merger Agreement.